                                                                     EXHIBIT 2.1

                          STOCK SUBSCRIPTION AGREEMENT

            THIS STOCK SUBSCRIPTION AGREEMENT (this "Agreement") is entered into as of the 14th day of April, 2006, by and among Macquarie Terminal Holdings LLC, a Delaware limited liability company (the "Investor"), Loving Enterprises, Inc., a Louisiana corporation (the "Company"), and the Current Owners (as defined herein). The Investor, the Company and the Current Owners are referred to herein individually as a "Party" and collectively as the "Parties."

            WHEREAS, the Current Owners are the record and beneficial owners of all of the issued and outstanding shares of the capital stock of the Company, which consists of 1,000 shares of Common Stock, $100 par value per share (the "Company Common Stock"); and

            WHEREAS, upon the terms and subject to the conditions set forth herein, the Investor desires to invest in the Company through the authorization and issuance by the Company of an additional 1,000 shares (the "Shares") of the Company Common Stock and the Company desires to issue such Shares to the Investor (the "Transaction"), such that upon completion of the Transaction the Current Owners and the Investor will each own 50% of the issued and outstanding shares of Company Common Stock.

            NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

                                    ARTICLE I
                               ISSUANCE OF SHARES

      1.1 Issuance of Shares. On the terms and subject to the conditions of this Agreement, the Investor agrees to acquire from the Company, and the Company agrees to issue to the Investor, the Shares, free and clear of all Encumbrances, which shares will constitute as of the Closing Date fifty percent (50%) of the issued and outstanding shares of the capital stock of the Company, for the consideration specified in Section 1.2.

      1.2 Subscription Price. The stock subscription price for the Shares (the "Subscription Price") shall be Two Hundred Fifty Million Dollars ($250,000,000) which shall be paid by the Investor to the Company at the Closing by the delivery to the Company of immediately available funds pursuant to Section 2.2 hereof.

                                   ARTICLE II
                                     CLOSING

      2.1 Time and Place of the Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Winthrop Shaw Pittman LLP, 1650 Tysons Blvd, McLean, VA 22102. The Closing shall be effective as of 11:59 P.M. April 30, 2006, (the "Closing Date") subject to the satisfaction or waiver of the conditions set forth in Articles VII and VIII hereof or such other date as the Parties may mutually determine. The Closing shall occur on May 1, 2006.

      2.2 Deliveries. At the Closing, (i) each of the Current Owners and the Company will deliver to the Investor the various certificates, instruments, and documents referred to in Section 7.6 below, (ii) the Company will deliver to the Investor stock certificates representing the Shares acquired by the Investor,
(iii) the Investor will deliver to the Company the certificates, instruments and documents referred to in Section 8.4 below and (iv) the Investor will deliver to the Company the Subscription Price as set forth in Section 1.2 above.

                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES RELATING TO THE COMPANY

            As a material inducement to the Investor to enter into this Agreement, the Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date, as follows:

      3.1 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was organized and the Company is qualified to do business and in good standing in each jurisdiction where the character or location of its assets or its properties owned, leased or operated by it, or the nature of its activities makes such qualification necessary and the copies of the Company's Certificate of Incorporation, which has been furnished to the Investor, reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The Company has no Bylaws currently in effect. With the exception of volumes 4 and 5, the copies of minute books containing the records of meetings of the stockholders and board of directors, the stock certificate books and the stock record books of the Company, each of which have been furnished to the Investor, are correct and complete. The Company is not in default under or in violation of any provision of its Certificate of Incorporation. Volumes 4 and 5 have not been furnished to the Investor due to the Company's inability to locate them but they do not contain any information that would affect the accuracy or completeness of the representations made by the Company in this Agreement or any information that would be material to the Investor's decision to make the investment contemplated herein.

      3.2 Authority for Agreement. The Board of Directors of the Company has unanimously approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and have authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. The Company has full corporate power, authority and legal right to enter into this Agreement and the other documents contemplated hereby to which the Company is a party and to consummate the transactions contemplated hereby and thereby. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby have been duly executed and delivered by the Company and are legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

      3.3 No Violation to Result. Except as set forth on Schedule 3.3, the execution, delivery and performance by the Company of this Agreement and the other documents contemplated hereby and the consummation by the Company of the transactions contemplated hereby and thereby and the fulfillment by the Company of the terms hereof and thereof: (i) are not in violation or breach of, do not conflict with or constitute a default under, and shall not accelerate or permit the acceleration of the performance required by, any of the terms of the Certificate of Incorporation of the Company or any note, debt instrument, security agreement, mortgage or any other contract or agreement, written or oral, to which the Company or any Subsidiary is a party or by which it is bound;
(ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) to the Company's Knowledge, shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Government Authority applicable to the Company or any Subsidiary; and (iv) shall not result in the creation or imposition of any Encumbrance, or restriction in favor of any Person upon the Shares acquired by the Investor or any of the properties or assets of the Company or any Subsidiary. Other than as set forth on Schedule 3.3, no notice to, filing with, or consent of, any Person is necessary for the execution, delivery or performance by the Company of this Agreement and the other documents contemplated hereby or the consummation by the Company of the transactions contemplated hereby or thereby. The Company has given all notices, made all filings and obtained all consents set forth on
Schedule 3.3, including without limitation any consents required from financial institutions.

      3.4 Investment in Subsidiaries.

      (a) Schedule 3.4 sets forth the name of each corporation, partnership, limited liability, joint venture or other entity, in which the Company directly or indirectly has (or has the right the acquire) any ownership interest. With the exception of the entities in which the Company only holds a minority interest, as designated on such schedule, each such entity is referred to as a "Subsidiary" for purposes of this Agreement.

      (b) Each Subsidiary is duly organized, validly existing and in good standing under the laws of the state in which it is organized and has all requisite power and authority to own its properties and assets and to conduct its businesses as now conducted. Each Subsidiary is duly qualified to do business and is in good standing in every state where the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary. Copies of the articles of incorporation and bylaws; articles of organization, regulations and member agreements and partnership certificates and partnership agreements (as the case may be) of each Subsidiary, with all amendments thereto to the date hereof, have been made available (for inspection and review) by the Company to the Investor or its representatives, and such copies are accurate and complete. Other than with respect to St. Rose of Texas, Inc. and St. Rose of Miami, Inc., the minute books (containing the records of meetings of the shareholders, members, partners, the board of directors, board of managers and any committees designated by such boards), the stock registers and the stock, member or partner registers and record books of each Subsidiary have been made available (for inspection and review) to Investor or its representatives and are correct and complete in all material respects. The minute books for St. Rose of Texas, Inc. and St. Rose of Miami, Inc. have not been furnished to the Investor due to the Company's inability to locate them but they do not contain any information that would affect the accuracy or completeness of the representations made by the Company in this Agreement or any information that would be material to the Investor's decision to make the investment contemplated herein.

      3.5 Capitalization.

      (a) Schedule 3.5 sets forth with respect to the Company and each Subsidiary, (i) the number of authorized shares of each class of the entity's capital stock or other equity interest; (ii) the number of issued and outstanding shares of each class of the entity's capital stock or other equity interest; (iii) the names of all holders of issued and outstanding shares of each class of the entity's capital stock or other equity interest, together with the number of such shares or other equity interest owned and/or controlled by each such holder and the percentage of the issued and outstanding shares of each class of the entity's capital stock or other equity interest which such holder owns or controls; and (iv) the number of shares of each class of the entity's capital stock, if any, which are held in treasury. All of the issued and outstanding shares of capital stock or other equity interest of the entities set forth on Schedule 3.5 (x) have been duly authorized and validly issued, and are fully paid and non-assessable, (y) were issued or transferred in compliance with all applicable state and federal laws and (z) were issued in compliance with any preemptive rights or rights of first refusal. No shares of the Company's capital stock have been sold, gifted, pledged, or otherwise transferred by any owner thereof since December 31, 2002. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Company or any Subsidiary to issue or sell any shares of the Company's or any Subsidiary's capital stock or other equity interest (or securities convertible into or exchangeable for shares of the Company's or any Subsidiary's capital stock or other equity interest) and no such rights or commitments of any kind arise by virtue of or in connection with the transactions contemplated hereby. There is no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any Subsidiary. Except as set forth on Schedule 3.5, there are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the capital stock or other equity interest of the Company or any Subsidiary. Neither the Company nor any

Subsidiary is obligated to redeem or otherwise acquire any of its outstanding shares of capital stock or other equity interest. Neither the Company nor any Subsidiary has any commitments to contribute to the capital of, make loans to or share losses of, any Person.

      (b) The Shares of the Company's capital stock to be issued to the Investor will be upon issuance, (x) duly authorized, validly issued, fully paid and non-assessable; (y) issued or transferred in compliance with all applicable state and federal laws; and (z) issued in compliance with any preemptive rights or rights of first refusal. Upon issuance such Shares will not be subject to any transfer or other restrictions other than as set forth in the Shareholders' Agreement. It is acknowledged by the Parties that the shares held by the Current Owners are and will remain subject to transfer and other restrictions in accordance with the Voting Trust for Loving Enterprises, Inc. and any successor trust by and among the Current Owners.

      3.6 Financial Statements. The Company has furnished to the Investor true, complete and correct copies of (i) the audited consolidated balance sheets of the Company as of December 31, 2004 and as of December 31, 2005 and the audited consolidated statements of income, cash flow and retained earnings of the Company at and for the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003 (collectively, the "Year-End Financials"); and (ii) the unaudited consolidated balance sheet of IMTT at February 28, 2006 and the unaudited consolidated statements of income, cash flows and retained earnings of IMTT for the two-month period ended February 28, 2006 and any unaudited consolidated balance sheets or unaudited consolidated statements of income, cash flows and retained earnings of IMTT for months subsequent to February 2006 delivered to the Investor pursuant to Section 6.1 (collectively, the "Interim Financials"). The term "Financial Statements" shall mean the Year-End Financials and the Interim Financials, the term "Balance Sheet" shall mean the Company's audited consolidated balance sheet at December 31, 2005 and the term "Balance Sheet Date" shall mean December 31, 2005. Each of the Financial Statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the Company's and Subsidiaries' books and records (which, in turn, are accurate and complete), presents fairly the Company's and Subsidiaries' financial condition and results of operations as of the times and for the periods referred to therein, and has been prepared in accordance with GAAP. Each of the balance sheets included in the Financial Statements presents fairly the financial condition of the Company as of the dates indicated thereon, and each of the statements of income, cash flows and retained earnings included in the Financial Statements presents fairly the results of its operations for the periods indicated thereon. During the periods covered by the Financial Statements and since the Balance Sheet Date, there has been no material change in the Company's or the Subsidiaries' accounting policies. Other than disclosed on Schedule 3.6(a), there are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. There have been no transactions involving the business of the Company or the Subsidiaries which properly should have been set forth in the Financial Statements and which have not been accurately so set forth.

      3.7 Liabilities. To the Company's Knowledge and except as disclosed on
Schedule 3.7, there are no Liabilities of the Company or any Subsidiary, other than: (i) those Liabilities

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reflected on or in the Financial Statements and notes thereto and not previously paid or discharged; and (ii) those Liabilities incurred after the Balance Sheet Date arising in the ordinary course of business and consistent with past practice (none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law).

      3.8 Adverse Changes. Except as set forth on Schedule 3.8, since the Balance Sheet Date, the Company and the Subsidiaries on a combined basis have not suffered a Material Adverse Effect.

      3.9 Employee Benefit Plans.

      (a) All employee benefit plans, programs, policies and arrangements (whether formal or informal, written or unwritten, and whether for the benefit of a single individual or more than one individual) maintained or contributed to (whether currently or previously) by the Company or any Subsidiary, for the benefit of any current or former employee of the Company or any Subsidiary or in which such employees are entitled to participate or with respect to which the Company or any Subsidiary has or reasonably could be expected to have any material Liability are listed on Schedule 3.9 (the "Benefit Plans"). With respect to each Benefit Plan which is an Employee Pension Benefit Plan (as defined in Section 3(2) of ERISA), true, correct and complete copies of all of the following documents, if applicable, have been delivered to the Investor: all plan documents and amendments thereto; all trust agreements; the three (3) most recent Forms 5500 and any financial statements attached thereto; the most recent actuarial and valuation report; the most recent IRS determination letter; the most recent IRS opinion letter; and the most recent summary plan description.

      (b) (i) To the Company's Knowledge, each Benefit Plan and the administration thereof materially comply, and have at all times materially complied, with the terms of such Benefit Plan and with the requirements of all applicable law, including, without limitation, ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies, each trust that forms a part of any such Benefit Plan or trust or other entity that is intended to be a voluntary employees' beneficiary association is exempt from taxation under Section 501(a) of the Code, and no such trust or other entity is liable for any tax under Section 511 of the Code.

            (ii) Except as specifically described on Schedule 3.9(b)(ii), no Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code or has any Benefit Plan subject to Canadian law incurred any funding deficiency.

            (iii) The Company and its Subsidiaries have no material Liability for any Tax imposed under Sections 4971 through 4980B of the Code or material civil Liability under Sections 502(i) or (l) of ERISA.

            (iv) Except as specifically described on Schedule 3.9(b)(iv), the "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

            (v) The Company and its Subsidiaries have not withdrawn from any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

            (vi) Except as set forth on Schedule 3.9(b)(vi), no Benefit Plan provides health or death benefit coverage to any employee or his spouse or dependents beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or Section 4980B of the Code.

            (vii) No "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by the Company or any Subsidiary since the effective date of said Section 4043.

            (viii) The Company has no Liability with respect to any employee benefit plan or arrangement sponsored or maintained by any other Person.

      (c) Each Benefit Plan subject to Canadian law and the administration thereof materially comply, and have at all times materially complied, with the terms of such Benefit Plan and with the requirements of all applicable laws.

      (d) No material suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought against or with respect to any Benefit Plan, and, to the Company's Knowledge, no material suit, action or other litigation is threatened by, against, or relating to any Benefit Plan, and to the Company's Knowledge, no fact exists that could form the basis for any such suit, action or litigation. No "prohibited transaction" within the meaning of Sections 406 or 407 of ERISA or Section 4975 of the Code or any breach of fiduciary responsibility under ERISA has occurred that could subject the Company or any Subsidiary to any material tax or other Liability. No Benefit Plan is presently under audit or examination by the IRS, the Department of Labor, or any other Government Authority, and no matters are pending with respect to any Benefit Plan under the IRS voluntary Compliance Resolution Program, its Closing Agreement Program, or any other similar program. Except as set forth on Schedule 3.9(d), all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with GAAP. No Benefit Plan contains any term or provision or is subject to any law that would prohibit the transactions contemplated by this Agreement, or that would give rise to the vesting or acceleration of benefits, or to payments, Liabilities or funding obligations as a result of the execution of this Agreement or the transactions contemplated by this Agreement.

      (e) With the exception of Thomas B. Coleman, no employee of the Company or any Subsidiary owns Company Common Stock in fact, or constructively as a result of the application of the constructive ownership provisions of Treasury Regulation Section 1.414(c)-4 and the Company acknowledges that the Investor is relying on this representation for purposes of confirming that neither the Investor nor its Affiliates will become Controlled Group Members with the Company as a result of the consummation of the transaction contemplated by this Agreement.


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
      3.10 Employee Matters.

      (a) Except as set forth on Schedule 3.10(a), (i) the terms of employment or engagement of all directors, officers, company employees, agents, consultants and professional advisers of the Company and the Subsidiaries are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time and without liability for payment of compensation or damages, (ii) there are no severance payments which are or could become payable by the Company or any Subsidiary to any such person under the terms of any oral or written agreement or commitment or any law, custom, trade or practice, and
(iii) there are no other agreements, contracts or commitments, oral or written, between the Company or any Subsidiary and any such person.

      (b) Except as set forth on Schedule 3.10(b), neither the Company nor any Subsidiary is bound by or subject to (and none of their respective assets or properties are bound by or subject to) any arrangement with any labor union. Except as set forth on Schedule 3.10(b), no employees of the Company or any Subsidiary are or ever have been represented by any labor union or covered by any collective bargaining agreement while employed by the Company or any Subsidiary and to the Company's Knowledge, no campaign to establish such representation is in progress. To the Company's Knowledge, there is no pending or threatened labor dispute involving the Company, any Subsidiary and any group of its employees nor has the Company or any Subsidiary experienced any labor interruptions within the last five (5) years. The Company and each Subsidiary is and has been in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation any such laws regarding employment documentation, minimum wage and hours, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and to the Company's Knowledge, neither the Company nor any Subsidiary has engaged in any unfair labor practice. To the Company's Knowledge, all Persons classified by the Company or any Subsidiary as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and each of the Company and the Subsidiaries has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No individual who has performed services for or on behalf of the Company or any Subsidiary, and who has been treated by the Company or any Subsidiary as an independent contractor is classifiable as a "leased employee," within the meaning of Section 414(n)(2) of the Code with respect to the Company or any Subsidiary.

      (c) Except as set forth on Schedule 3.10(c), to the Company's Knowledge,
(i) no executive, key employee, consultant or independent contractor of the Company or any Subsidiary and no group of any such persons has any plans to terminate his, her or its employment or relationship with the Company or any Subsidiary and (ii) no executive, key employee, consultant or independent contractor of the Company or any Subsidiary is subject to or bound by any agreement, understanding or commitment with or to any Person other than the Company, or any Subsidiary to refrain from competing with such Person or soliciting or servicing its customers, clients or prospects.

      3.11 [Reserved]




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      3.12 Taxes.

      (a) Except as set forth in Schedule 3.12(a), each of the Company and the Subsidiaries and each affiliated, combined, consolidated or unitary group of which the Company or any of the Subsidiaries is or has been a member (a "Company Group") has filed on a timely basis all federal and state income Tax Returns and other material Tax Returns it is required to have filed. All such Tax Returns (and all Tax Returns actually filed by the Company, the Subsidiaries and each Company Group) are correct and complete in all material respects. Except as set forth in Schedule 3.12(a), neither the Company nor any Subsidiary has requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed. All material Taxes(as defined below) of the Company and the Subsidiaries (whether or not shown or required to be shown on any Tax Return) have been timely paid in full and the accruals and reserves for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) reflected in the Balance Sheet (rather than any notes thereto) are adequate to cover all material unpaid Taxes of the Company and the Subsidiaries.

      (b) Except as set forth on Schedule 3.12(b), each of the Company and the Subsidiaries has complied in all material respects with all applicable laws, rules and regulations relating to withholding Taxes, and has, within the time and manner prescribed by law, withheld from employee wages and paid over to the proper Government Authority all amounts required to have been so withheld and paid.

      (c) Except as set forth on Schedule 3.12(c), there is no audit or other examination or other proceeding presently pending or threatened with regard to any Tax or Tax Return of the Company or any Subsidiary. Neither the Company nor any Subsidiary has received a written ruling from or entered into a written agreement with a Government Authority relating to any Tax if such ruling or agreement could have a continuing effect with respect to any taxable period for which the Company or any Subsidiary has not filed a Tax Return. No material issue has been raised in writing by any Government Authority with respect to Taxes of the Company or any Subsidiary in any prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any other taxable period. Each deficiency resulting from any audit or examination relating to Taxes of the Company or any Subsidiary by any Taxing authority has been paid or is being contested in good faith and in accordance with law except as set forth on Schedule 3.12(c), and is fully reserved for on the Balance Sheet in accordance with GAAP.

      (d) Except as set forth on Schedule 3.12(d), no agreement, waiver or other document or arrangement extending, or having the effect of extending, the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation), has been executed or filed with any Government Authority by or on behalf of the Company or any Subsidiary that has continuing effect; and no power of attorney with respect to any Tax matter relating to the Company or any Subsidiary is currently in force.

      (e) Except as set forth on Schedule 3.12(e), the Company and the Subsidiaries are not a party to any contract, agreement, plan or arrangement requiring it to make payments to any person that would be a "parachute payment" (within the meaning of Section 280G of the Code).

The Company and the Subsidiaries are not a party to any agreement, contract, arrangement or plan that will result, separately or in the aggregate, in the payment of any employee remuneration after the Closing Date that (i) will not be deductible by reason of (A) Section 280G of the Code, (B) Sections 162(a)(l)or 162(m) of the Code, or (C) being unreasonable compensation.

      (f) Except as set forth on Schedule 3.12(f), the Company and the Subsidiaries have not made or agreed to make, have not requested permission to make, are not required to make, and have not received any notice that a Taxing authority proposes to require them to make, any adjustment under Section 481(a) of the Code or Section 482 of the Code (or an analogous provision of state, local or foreign law) by reason of any change in method of accounting of the Company or any Subsidiary or otherwise.

      (g) The Company and the Subsidiaries are not and have not been a party to any Tax allocation, Tax sharing or similar agreement or arrangement with any other Person (including any advance pricing agreement or other agreement relating to Taxes with any Taxing authority). Except as set forth on Schedule 3.12(g), neither the Company nor any Subsidiary (i) has been a member of an "affiliated group" (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return other than the group of which the Company is the parent, or (ii) has any Liability for Taxes owing by any other Person, including, without limitation (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, or (C) by contract or otherwise.

      (h) Except as set forth on Schedule 3.12(h), neither the Company nor any Subsidiary has taken any action that would have the effect of deferring a measure of Income Tax from a period (or portion thereof) ending on or prior to the Closing Date to a period (or portion thereof) beginning after the Closing Date. Neither the Company nor any Subsidiary has any deferred income or Income Tax Liability arising out of any transaction or agreement, including without limitation, any (i) the disposal of any property in a transaction accounted for under the installment method pursuant to Section 453 of the Code or as an open transaction (or any corresponding or similar provision of state, local or foreign income Tax law) or (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law), except to the extent adequately reserved for on its Balance Sheet.

      (i) Schedule 3.12(i) identifies all Income Tax Returns that the Company or any Subsidiary has filed for any taxable periods beginning on or after January 1, 2002 (or any earlier period if the statute of limitations has not expired or otherwise closed with respect to such taxable period) and the taxable period covered by each such Income Tax Return, and identifies those Income Tax Returns or periods that have been audited or are currently the subject of an audit by a Government Authority. The Company has made available to the Investor complete and accurate copies of all of the following materials that relate to Tax periods beginning on or after January 1, 2002: (A) all Income Tax Returns filed by or with respect to the Company and the Subsidiaries, (B) all elections relating to Income Taxes which have continuing effect for taxable years ending after the Closing Date filed by or on behalf of the Company and the Subsidiaries with any Government Authority (other than elections which are included in or apparent from Income Tax Returns referred to in A above), (C) all examination reports relating to Income Taxes of the Company and the Subsidiaries, and (D) all statements of Income Taxes assessed against the Company and the Subsidiaries. To the extent requested, the Company has made available to Investor complete and accurate copies of all Income Tax documents.

      (j) Except as set forth on Schedule 3.12(j), neither the Company nor any Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying (or intended to qualify) under Section 355 of the Code (or so much of Section 356 as relates to Section 355).

      (k) Neither the Company nor any Subsidiary is or by virtue of this Transaction will be subject to any limitation on the use of its Tax attributes under Section 382 of the Code or Treasury Regulation Section 1.1502-15 or -21 (regarding separate return limitation years) or any comparable provisions of state law.

      (l) Neither the Company nor any Subsidiary has been a party to or participated in any way in a transaction that could be described as a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b) (including without limitation, any "listed transaction").

      (m) Schedule 3.12(m) sets forth the following information with respect to each of the Company and the Subsidiaries as of the most recent practicable date: the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution deduction attributable to the Company or the Subsidiary (as the case may be) including such amounts attributable to the Company or the Subsidiary under federal and state law. None of the amounts set forth therein are subject to limitations by virtue of Section 382 and 383 of the Code (determined without regard to the Transaction).

      (n) Except as set forth on Schedule 3.12(n), any tax information provided to the Investor that is preliminary or applies to Tax Returns that have not been filed is, to the Company's Knowledge and the Subsidiaries, true, correct and complete.

      3.13 Property.

      (a) (i) The Company or a Subsidiary owns marketable title, in fee simple absolute, free and clear of any material Encumbrances or other material exceptions to title except the Permitted Exceptions, in and to the following (collectively, the "Real Property"): (i) all of those tracts of land, described in Schedule 3.13(a)(i) attached hereto and incorporated herein by reference, together with all rights and appurtenances pertaining to such land, including, without limitation, to (w) all minerals, oil, gas, and other hydrocarbon substances, if any, thereon, not otherwise reserved by any seller of the applicable property, (x) all material adjacent strips, streets, roads, alleys and rights-of-way, public or private, open or proposed, (y) all material easements, privileges, and hereditaments, whether or not of record, and (z) all material access, air, water, riparian, development, and utility rights (collectively, the "Land"); and (ii) all of the material improvements and structures located in, on, under or over the Land (collectively the "Improvements"). For purposes of this provision, "Permitted Exceptions" means only those material exceptions to title, if any, identified in Schedule 3.13(a)(i).

            (ii) Except as set forth on Schedule 3.13 (a)(ii), during the past five years neither the Company nor any Subsidiary has owned any right, title or interest in or to any material real property other than the aforesaid Real Property.

            (iii) Schedule 3.13(a)(iii) lists (x) all material oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements, pursuant to which any Company or any Subsidiary leases to or from any other party any real property, including all renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (each a "Lease" and collectively, the "Leases"); (y) all material easement, development, cooperation, maintenance, commission, architectural, parking, supply or service contracts, warranties, guarantees and bonds and other public, governmental, quasi-governmental, or private agreements, enactments or encumbrances related directly or indirectly to the Land or Improvements that will remain in existence after Closing (each a "Property Agreement" and collectively, the "Property Agreements"); and (z) all material permits, licenses, certificates, approvals, registrations, franchises, rights, qualifications and other authorizations of federal, state and local governments, agencies and regulatory authorities required for the conduct of the business of the Company and the Subsidiaries as operated to the date hereof or that relate to the Land or Improvements that are necessary to conduct such business as it is currently conducted (each a "Permit" and collectively, the "Permits"). The Leases, Property Agreements and Permits are referred to in this Agreement each as a "Facility Agreement" and collectively as the "Facility Agreements". To the Company's Knowledge, the Facility Agreements are in full force and effect, have not been assigned, sublet, modified, supplemented or amended, and are enforceable by and against the Company and the Subsidiaries and all other parties thereto. The Company has delivered to Investor complete and accurate copies of each of the Facility Agreements (including all amendments, supplements and correspondence that attempts or purports to amend the Facility Agreements). To the Company's Knowledge, and except as set forth on Schedule 3.13(a)(iii), neither the Company nor any Subsidiary is in material default or has received any notice that the Company or any Subsidiary is in default under, or not in compliance with any material provision of, the Facility Agreements, or any notice that the Company or any Subsidiary may be subject to any special assessments or that there may be any material changes in property tax affecting any such Facilities. Neither any Company nor any Subsidiary has delivered any notice to another party alleging any default under, or failure to comply with any material provision of, any Facility Agreement nor to the Company's Knowledge, has any event occurred that, with notice, the passage of time or both would constitute a default by the Company or any Subsidiary under, or failure of the Company or any Subsidiary to comply with a material provision of, any of the Facility Agreements, or otherwise give any party a right of termination or modification thereof. For the purposes of this Section 3.13(a)(iii), with respect to Leases, a "significant" Lease means (1) a Lease to which the Company or a Subsidiary is the tenant thereunder; (2) a Lease to which the Company or a Subsidiary is the landlord thereunder if such Lease either (i) involves all or any portion of the Real Property without which the construction, ownership, use, occupation or operation of the applicable Facility would be materially prevented or impaired, or (ii) requires aggregate payments to the Company or a Subsidiary in excess of $1,000,000; or (3) a Lease to which the Company or a Subsidiary is a party thereunder if such Lease is defined as a capital lease according to generally accepted accounting principles. For purposes of this Section 3.13(a)(iii), with respect to Property Agreements and Permits, a "significant" Property Agreement or Permit means a Property Agreement or Permit to which the Company or a Subsidiary is a party or that affects a Facility, the provisions of which either (X) materially impacts the construction, ownership, use, occupation or operation of such Facility, or (Y) requires aggregate payments to or by the Company or a Subsidiary in excess of $1,000,000.

      (b) (i) To the Company's Knowledge and except for Environmental matters which are addressed in Section 3.18 below and as disclosed therein, neither the Company nor any Subsidiary has received notice of any threatened condemnation proceedings, lawsuits or administrative actions relating to the Facilities or any other matters which do or may materially affect the current use, occupancy or value thereof, and there are no pending or, to the Knowledge of the Company , threatened condemnation proceedings, lawsuits or administrative actions relating to the Facilities or any other matters which do or may materially affect the current use, occupancy or value thereof.

            (ii) To the Company's Knowledge and except for Environmental matters which are addressed in Section 3.18 below and as disclosed therein, all material Improvements and all present uses and operations of such Real Property and the structures by the Company and each of the Subsidiaries, comply in all material respects with all applicable zoning, land-use, building, fire, labor, safety, subdivision and other governmental requirements and all deed or other title covenants or restrictions applicable thereto. Neither the Company nor any Subsidiary has received any notice that the Facilities, or the use, occupancy or operation thereof by the Company or any Subsidiary, violates any governmental requirements or deed or other title, covenants or restrictions.

            (iii) The Company and the Subsidiaries have obtained all material approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the construction, ownership, use, occupation and operation of the Facilities, and all equipment owned or used by the Company and the Subsidiaries.

            (iv) Except as set forth in Schedule 3.13(b)(iv), there are no parties other than the Company or the Subsidiaries in possession of the Facilities, and, other than as set forth in Schedule 3.13(b)(iv), there are no significant leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any of the Land or Improvements or any portion thereof other than the Leases. Except with respect to the Facilities at Gretna and Avondale in Jefferson Parish, Louisiana, to the Company's Knowledge , no Facility is dependent upon or benefits from any "non-conforming use" or similar zoning classification.

            (v) To the Company's Knowledge, the legal descriptions for the Land contained in any of the instruments through which the Company or any of its Subsidiaries acquires title adequately describe the Land subject thereto. Unless non-material, all Improvements on the Land are located within the boundary lines of the Land and no Improvements on any parcel adjacent to any of the Land encroach onto any of the Land.

            (vi) Neither the Company nor any Subsidiary is required to make any material capital expenditures under the terms of the Facility Agreements except as otherwise set forth in Schedule 3.13(b)(vi).

      (c) The Company has marketable title to the Company's Personal Property, free and clear of defects in title and, except as set forth on Schedule 3.13(c), any and all Encumbrances. Except as would not have a Material Adverse Effect, the Company's assets, taken together, are adequate and sufficient for the operation of its business as it is being currently conducted and the Company reasonably believes will be adequate and sufficient for operating its business after the Closing as proposed to be conducted post-Closing. The Personal Property and the Real Property have been maintained, repaired and replaced in the ordinary course of business consistent with past practices. The Real Property has adequate utility service directly from public streets adjacent to the Real Property for the current use, occupancy and operation of the Real Property. To the Company's Knowledge, there are no facts, circumstances, or conditions affecting the Facilities which could, individually or in the aggregate, interfere in any material respect with the use, occupancy, or operation thereof as currently used, occupied or operated, their adequacy for such use, provided that the foregoing portion of this sentence shall not be deemed to be a representation regarding the condition of the Personal Property.

      3.14 Contracts.

      (a) Schedule 3.14 sets forth an accurate and complete list of each significant contract of the Company to which the Company or any Subsidiary is a party or which affects the Company or any Subsidiary, its business or its assets, including, without limitation any contract, (i) which could require aggregate payments by or to the Company or any Subsidiary or involve an unperformed commitment or services having a value, in excess of $1,000,000; (ii) pursuant to which the Company or any Subsidiary has made or will make loans or advances, or has or will incur debts or is or will become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another; (iii) which is an indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of personal property or agreement for financing; (iv) involving a partnership, joint venture, management arrangement or other cooperative undertaking; (v) involving restrictions relating to the Company or any Subsidiary or its business with respect to the geographical area of operations or scope or type of business of the Company;
(vi) which is a power of attorney or agency agreement or written arrangement with any Person pursuant to which such Person is granted the authority to act for or on behalf of the Company or any Subsidiary; (vii) other than a customer contract, with respect to which the requirements for performance extend beyond one (1) year from the date of this Agreement; (viii) which contains warranties with respect to the products manufactured and/or sold by the Company other than those warranties expressly made in the literature accompanying such products;
(ix) which provides for the acquisition, directly or indirectly (by merger or otherwise), of material assets (whether tangible or intangible) or the capital stock of another Person; (x) which is a consulting or professional advisor agreement; (xi) which cannot be terminated without penalty or payment on at least ninety (90) days' notice; (xii) with any Government; (xiii) which requires the consent of any other party thereto or triggers a change-of-control provision therein, in each case in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby;
(xiv) which
provides for any construction on or about any part of the Real Property which construction has not been completed or was completed not more than eighteen months prior to the date of this Agreement or which involves the provision of construction services, labor or materials for which the applicable period for filing or attachment of a mechanics or materialmens or similar lien or notice of lien has not yet expired; or (xv) which is not made in the ordinary course of business and which is to be performed at or after the date of this Agreement (together, the "Significant Contracts").

      (b) To the Company's Knowledge, no Significant Contract has been breached or cancelled by the other party and nor is there any anticipated breach by any other party to any Significant Contract. The Company and each Subsidiary has performed all the obligations required to be performed by it in connection with the Significant Contracts and is not in default under or in breach of any Significant Contract, and no event has occurred which with the passage of time or the giving of notice or both would result in a default or breach thereunder. Each Significant Contract is legal, valid, binding, enforceable and in full force and effect and to the Company's Knowledge shall continue as such following the consummation of the transactions contemplated hereby.

      (c) The Company has provided the Investor with a true and correct copy of all written Significant Contracts which are required to be disclosed on Schedule 3.14, in each case together with all amendments, waivers or any other changes thereto (all of which are disclosed on Schedule 3.14) and there are no oral Significant Contracts. Except as set forth on Schedule 3.3, no consent is required, and no change of control provisions are triggered, with respect to any of the Significant Contracts in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

      (d) The BASF Services Agreement is in full force and effect in accordance with its terms and the Related Agreements (as defined therein) have been entered into and are in full force and effect.

      3.15 Litigation. Except as set forth on Schedule 3.15, there is no litigation, suit, proceeding, action, claim, demand or investigation, at law or in equity, pending or, to the Company's Knowledge, threatened against or affecting the Company or any Subsidiary before any court, agency, authority or arbitration tribunal. Except with respect to Environmental and Safety Matters set forth in Section 3.18 below and as disclosed therein, and except as set forth on Schedule 3.15, neither the Company nor any Subsidiary received any opinion or legal advice in writing to the effect that it is exposed from a legal standpoint to any Liability or disadvantage which may be material to the business of the Company or any Subsidiary as presently or proposed to be conducted. To the Company's Knowledge, there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation. Neither the Company nor any Subsidiary is subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

      3.16 Compliance with Laws. Except with respect to Environmental and Safety Matters set forth in Section 3.18 below and as disclosed therein, to the Company's Knowledge:

      (a) Each of the Company and the Subsidiaries are currently in material compliance with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Government Authority. Neither the Company nor any Subsidiary has received any notice or citation for noncompliance with any of the foregoing, and there exists no condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future Liability with regard to any of the foregoing. Neither the Company, nor any Subsidiary, nor any of the employees, partners, principals, agents or assignees of the Company or any Subsidiary have committed (or taken any action to promote or conceal) any violation of the Foreign Corrupt Practices Act, 15 U.S.C. sections 78dd-1, -2. The Company and the Subsidiaries have all material licenses, permits, approvals, qualifications or the like, from any Government, Government Authority or any Person necessary for the conduct of their business and all such items are in full force and effect. Schedule 3.16 sets forth all material licenses and permits, other than environmental licenses and permits set forth on Schedule 3.18A, held by the Company which terminate or become renewable at any time prior to the first anniversary of the date of this Agreement and, except as set forth on Schedule 3.16, there are no facts or circumstances in existence which are reasonably likely to prevent the Company or any Subsidiary from renewing each such license and permit.

      (b) The Company is not an investment company as defined under the Investment Company Act of 1940, as amended and is not relying on Section 3(c)(1) or 3(c)(7) of such act in making such determination.

      3.17 [reserved]

      3.18 Environmental and Safety Matters.

            A. Factual Disclosure.

            To the Company's Knowledge, Schedule 3.18A sets forth an accurate and complete list of each of the following:

      (a) All current material permits required pursuant to Environmental Laws in connection with the ownership or operation of the business and assets of the Company and Subsidiaries.

      (b) All material reports and filings required pursuant to applicable Environmental Law or Orders, including without limitation all notices submitted in compliance with Environmental Laws indicating the past or present Release (as defined in Section 11.1 of the Agreement), generation, treatment, storage or disposal of Hazardous Substances (as defined in Section 11.1 of the Agreement) in connection with the ownership or operation of the business or assets of the Company and Subsidiaries during the Company's ownership of such Subsidiaries or assets.

      (c) All above-ground storage tanks in excess of 100-barrel capacity and underground storage tanks now located on the Land or at the Facilities, together with a description of the materials currently stored therein (if any).

      (d) All material reports of audits or other investigations conducted by or in the possession, custody or control of the Company or a Subsidiary as to environmental matters in connection with the Company's and the Subsidiaries' assets and properties, while owned by any of them, and copies thereof have been provided to Investor or Investor's consultants.

      (e) All locations at which any Hazardous Substances generated in connection with the ownership or operation of the Company's or Subsidiaries' business or its assets, while owned by any of them, have been disposed that would result in a material Liability.

      (f) All Institutional Controls that have been imposed or recorded in any public document with respect to any Facility, or that are proposed by the Company, any Subsidiary or any Governmental Authority.

      (g) All Engineering Controls that have been implemented or installed at any Facility, or that are proposed by the Company, any Subsidiary or any Governmental Authority.

      (h) All Orders issued pursuant to Environmental Law presently in effect relating to the Company's or Subsidiaries' business or its assets.

            B. Representations. To the Company's Knowledge and to the extent any of the following are material, except as set forth on Schedule 3.18B,

      (a) neither the Company nor any Subsidiary is in violation of any Environmental Law and neither the Company nor any Subsidiary has been notified in writing by any third party (including any governmental entity) that it is potentially liable under any Environmental Law (excluding any violations that have been fully corrected).

      (b) the Company and the Subsidiaries have all permits required pursuant to Environmental Laws in connection with the ownership or operation of its business and assets, all such permits are in full force and effect, no action or proceeding to revoke, limit or modify any such permits is pending and the ownership and operation of its business and assets is in compliance in all respects with all terms and conditions thereof.

      (c) each of the Company and the Subsidiaries has accurately prepared and timely filed with the appropriate jurisdictions all reports and filings required pursuant to applicable Environmental Law or Orders, including without limitation all notices required under Environmental Laws indicating the past or present Release (as defined in Section 11.1 of the Agreement), generation, treatment, storage or disposal of Hazardous Substances (as defined in Section 11.1 of the Agreement) in connection with the ownership or operation of its business or assets.

      (d) other than as set forth on Schedule 3.18B, neither the Company nor any Subsidiary has entered into any written agreement, other than non-material purchase right of ways, servitudes, lease and operating agreements, with any governmental authority or any other person by which the Company or any Subsidiary has assumed responsibility, either directly or as a guarantor or surety, for the remediation of any condition arising from or relating to a Release or threatened Release of Hazardous Substances into the Environment (as defined in Section 11.1 of the Agreement).

      (e) neither the Company nor any Subsidiary has received any material claim or demand in writing (not listed on Schedule 3.18A) from any Governmental Authority or any other person alleging, a Release or threatened Release of Hazardous Substances into the Environment at, on, in or under any of its assets, or arising in any way out of the ownership or operation of the business and assets of the Company and the Subsidiaries, excluding claims or demands that have been resolved.

      (f) notwithstanding any information contained in the documents listed on the Schedules attached hereto, or in the information provided to the Investor or its consultants, neither the Company nor the Subsidiaries make any representations or warranties concerning the cost of remediating any of the Personal Property or Real Property or other fixtures or assets.

      (g) neither the Company nor any Subsidiary is in breach of any Order issued pursuant to Environmental Law.

      3.19 Insurance. Schedule 3.19 lists and briefly describes each insurance policy maintained by or on behalf of the Company or any Subsidiary. The Company has provided copies to the Investor of all such insurance policies. All of such insurance policies are in full force and effect, and neither the Company nor any Subsidiary is in default with respect to its obligations under any such insurance policies. The Company and the Subsidiaries are current in all of their premiums for such insurance policies. To the Company's Knowledge, there has been no threatened termination of any such policies.

      3.20 Intellectual Property. To the Company's Knowledge, (i) the Company and the Subsidiaries have sole title to and ownership of, or possess legally enforceable rights to use under valid and subsisting written license agreements, all material Intellectual Property Rights used or proposed to be used in the conduct of the business of the Company or a Subsidiary as currently conducted and proposed to be conducted (the "Company Intellectual Property Rights"), and to the Company's Knowledge, neither the Company nor any Subsidiary has misappropriated, is in conflict with or is infringing upon the Intellectual Property Rights of others; and (ii) to the Company's Knowledge, the Company is the sole and exclusive owner of material Company Intellectual Property Rights free and clear of any Encumbrances or other rights or claims of others, except for Intellectual Property Rights specifically designated as not owned by the Company ("Third Party Intellectual Property Rights") on Schedule 3.20 and to the extent the Company or a Subsidiary uses any Intellectual Property Rights owned by a third party, the Company or a Subsidiary, has a license with such third party for the use of such Intellectual Property Rights, and is not in default under such license.

      3.21 Suppliers and Customers.

      (a) Schedule 3.21(a) attached hereto accurately sets forth a list of the top ten suppliers of goods or services essential to the operation of the business of the Company or a Subsidiary where such supplier was the sole source of supply of such good or service for the fiscal year ended December 31, 2005, showing the good or service provided by each such supplier during such period. No such supplier (i) has terminated or to the Company's Knowledge threatened to terminate, its relationship with the Company or a Subsidiary or (ii) has during the last twelve (12) months materially decreased, limited, or changed the terms and conditions detrimentally for, the supply of its goods or services to the Company or a Subsidiary, or to the Company's

Knowledge threatened to do so, and to the Company's Knowledge there is no written or oral communication, fact, event or action which exists or has occurred which would indicate that any such supplier of the Company or a Subsidiary would do so, whether as a result of the transaction contemplated hereby or otherwise.

      (b) Schedule 3.21(b) attached hereto accurately sets forth a list of the top ten customers of the Company and the Subsidiaries on a combined basis by revenue for the fiscal year ended December 31, 2005, showing the approximate aggregate revenues of the Company and the Subsidiaries on a combined basis from each such customer during such period. No such customer has terminated or to the Company's Knowledge threatened to terminate, its relationship with the Company or a Subsidiary or has during the last twelve (12) months materially decreased, limited or otherwise detrimentally changed the terms and conditions for, the purchase of goods or services from the Company or a Subsidiary, or to the Company's Knowledge threatened to do so, and to the Company's Knowledge there is no written or oral communication, fact, event or action which exists or has occurred which would indicate that any such customer of the Company or a Subsidiary would do so, whether as a result of the transaction contemplated hereby or otherwise.

      3.22 Related Party Transactions.

      (a) Except as set forth on Schedule 3.22 and except for transactions between the Company and its Subsidiaries or between Company Subsidiaries, neither the Company nor any Subsidiary is a party to any Contract or other commitment or transaction with any Current Owner, any Affiliate of any Current Owner, any officer, director, or employee of the Company or any Subsidiary or, any individual related by blood, marriage or adoption to any such individual or any entity in which such person or individual owns any beneficial interest (each of the parties in the foregoing sentence, a "Related Party," and collectively "Related Parties"), nor do any Related Parties have any legal or beneficial interest in the assets or property owned or used by the Company or any Subsidiary, in any Contracts to which the Company or any Subsidiary is a party, or in any other Person with which the Company or any Subsidiary is or has been party to a Contract. All Contracts, commitments and transactions disclosed in
Schedule 3.22 are on arms-length terms. Except as in relation to the Contracts, commitments and transactions disclosed in Schedule 3.22,there are no outstanding, claims, accounts payable or receivable, intercompany loans, indebtedness, or other Liabilities, between the Company or any Subsidiary, on the one hand and any Related Parties on the other.

      (b) Total cash or in-kind payments of any kind made by the Company or any Subsidiary to any Related Party between the Balance Sheet Date and the Closing have not exceeded $6.6 million on a net basis, exclusive of reasonable, arms-length payments for services rendered.

      (c) At Closing, except for the Special Dividend, no other dividends have been declared by the Company that remain unpaid.

      3.23 Brokers. Except for a fee of $5.0 million payable to Jeffries & Company, Inc. by a Subsidiary upon Investor paying the Subscription Price, no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Investor, the Company or any Subsidiary for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Company or any Subsidiary.

      3.24 Disclosure. To the Company's Knowledge, no representation or warranty by the Company contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Investor pursuant hereto, contains or will contain any material untrue statement of a fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

      3.25 Operational Data. To the Company's Knowledge, all Operational Data provided by the Company or a Subsidiary to the Investor is materially true and correct.

      3.26 Capital Expenditure Commitments. Schedule 3.26 provides a complete list of capital expenditures not otherwise included in the IMTT budget provided to Investor on February 24, 2006 required to be undertaken by the Company or a Subsidiary as a condition precedent to or condition subsequent to the commencement of any existing contract with any customer.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE CURRENT OWNERS

            Each of the Current Owners, jointly and severally, represents only and warrants only to the following to the Investor, as of the date hereof and as of the Closing Date:

      4.1 Power. Each of the Current Owners is an individual and is of majority age and sound mind.

      4.2 Authority for Agreement. Each of the Current Owners has full power, authority and legal right to enter into this Agreement and the other documents contemplated hereby to which such Current Owners are a party and to consummate the transactions contemplated hereunder. This Agreement and the other documents contemplated hereby to which each Current Owner is a party have been duly executed and delivered by such Current Owners and are legal, valid and binding obligations of such Current Owners, enforceable against such Current Owners in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

      4.3 No Violation to Result. The execution, delivery and performance by each Current Owner of this Agreement and the other documents contemplated hereby and the consummation by each Current Owner of the transactions contemplated hereby and thereby and the fulfillment by each Current Owner of the terms hereof and thereof: (i) are not in violation or breach of, do not conflict with or constitute a default under, and shall not accelerate or permit the acceleration of the performance required by, any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which such Current Owners are a party or by which such Current Owners are bound; (ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; and (iii) shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Government Authority applicable to such Current Owner. No notice to, filing with, or consent of, any Person is necessary for the execution, delivery or performance by any Current Owner of this Agreement and the other documents contemplated hereby or the consummation by any Current Owner of the transactions contemplated hereby or thereby.

      4.4 Shares. The Voting Trust for Loving Enterprises, Inc. is the sole record holder of the issued and outstanding shares of capital stock of the Company and the individual Current Owners beneficially own such shares. The interests held by the Voting Trust for Loving Enterprises, Inc. and the Current Owners in the shares are held free and clear of any hypothecation, assignment, deposit arrangement, Encumbrance, preference, priority or other security agreement, warrant, attachment, right of first refusal, preemptive right, conversion, put, call or other restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever. The issuance and delivery by the Company of the Shares to Investor will vest in Investor all right, title, and interest in and to the Shares, free and clear of all Encumbrances. Except as set forth on
Schedule 3.5, there are no proxies, voting rights, stockholders agreements or other agreements or understandings with respect to the voting or transfer of the capital stock of the Company.

      4.5 Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Investor, the Company or a Subsidiary for any commission, fee or other compensation payable as a finder or broker because of any act or omission by any Current Owner.

      4.6 No Other Representations. Notwithstanding anything in this Agreement to the contrary, the representations and warranties of the Current Owners are limited to the representations and warranties made in this Article IV.

                                    ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

            The Investor represents and warrants to the Current Owners and to the Company, as of the date hereof and as of the Closing Date, as follows:

      5.1 Organization. The Investor is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and is authorized to do business in each jurisdiction where the character or location of its assets or properties owned, leased or operated by it or the nature of its activities makes such qualification necessary. The Investor has full corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and presently proposed to be conducted.

      5.2 Authority for Agreement. The Board of Directors, managers or other governing authority of the Investor and/or Macquarie Infrastructure Company LLC has duly approved this

Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and have authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. The Investor has full company power, authority and legal right to enter into this Agreement and the other documents contemplated hereby and to consummate the transactions contemplated hereby and thereby. No other company proceedings on the part of the Investor are necessary to approve and authorize the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which Investor is a party have been duly executed and delivered by the Investor and are legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general.

      5.3 No Violation to Result. Except as set forth on Schedule 5.3, the execution, delivery and performance by the Investor of this Agreement and the other documents contemplated hereby and the consummation by the Investor of the transactions contemplated hereby and thereby and the fulfillment by the Investor of the terms hereof and thereof: (i) are not in violation or breach of, do not conflict with or constitute a default under, and shall not accelerate or permit the acceleration of the performance required by, any of the terms of the Certificate of Formation or Operating Agreement of the Investor or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which the Investor is a party or by which the Investor is bound; (ii) shall not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) shall not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any Government Authority applicable to the Investor or to the Investor's Knowledge, the transactions contemplated herein; and (iv) shall not result in the creation or imposition of any Encumbrance, possibility of Encumbrance, or restriction in favor of any third Person upon any of the properties or assets of the Investor. Other than as set forth on Schedule 5.3, no notice to, filing with, or consent of, any Person is necessary for the execution, delivery or performance by the Investor of this Agreement and the other documents contemplated hereby or the consummation by the Investor of the transactions contemplated hereby or thereby.

      5.4 Compliance with Laws. To the Investor's Knowledge, Investor has made or will make prior to the Closing, all filings and registrations and has otherwise complied with all laws, regulations, rules, orders, permits, judgments, decrees and other requirements and policies imposed by any Governmental Authority, the Investor has not received any notice or citation for noncompliance with any of the foregoing, and to the Investor's Knowledge, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability in connection with the Transaction. To the Investor's Knowledge, neither the Investor, nor any of the employees, agents or assignees of the Investor have committed (or taken any action to promote or conceal) any violation of the Foreign Corrupt Practices Act, 15 U.S.C. sections 78dd-1, -2, and the Investor, as it relates to its investment, has all licenses, permits, approvals, qualifications or the like, from any Government, Government Authority or any Person necessary for the consummation of this Transaction.

      5.5 Brokers. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon any of the Current Owners or the Company for any commission, fee or other compensation payable as a finder or broker because of any act or omission by the Investor.

                                   ARTICLE VI
                              ADDITIONAL AGREEMENTS

      6.1 Access to Properties and Records. From the date of this Agreement the Company shall (i) furnish to Investor such information as reasonably requested by Investor to enable Investor to monitor the performance of the Company and the Subsidiaries; and (ii) provide to and procure for Investor and its agents and consents to the public release of all information, access and third party consents as required to enable the Investor and/or its ultimate parent entity in its reasonable judgment, to satisfy its disclosure obligations relating to the Transaction arising under applicable securities law or stock exchange regulations and to facilitate the dissemination of information relating to the Transaction by the investor relations department of Macquarie Infrastructure Company Trust.

      6.2 Interim Covenants.

      (a) From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Investor or as otherwise set forth in
Schedule 6.2, the Company shall (i) keep intact the Company and the Subsidiaries and their businesses, as they are presently being conducted and as they are proposed to be conducted, and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of their business as the same is presently being conducted; and (ii) not take any action of the type set forth in Section 3 of the Shareholders' Agreement as requiring the approval of the Investor Representative, the Board of Directors of the Company or the Investor.

      (b) From the date of this Agreement until the Closing Date, the Current Owners shall cause Sections 4.1, 4.2, 4.3, 4.4 and 4.5 to continue to be true and correct.

      6.3 Publicity. The Investor and the Company shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any Party or its ultimate parent entity hereto from making any disclosure required by applicable laws or regulations or as required in its reasonable judgment to facilitate the dissemination of information relating to the Transaction by the investors relations department of Macquarie

Infrastructure Company Trust, after notice to the other Party with the opportunity to comment to the extent that delay of the disclosure is permitted under applicable laws or regulations.

      6.4 No Solicitation. Neither the Company, nor any Subsidiary, nor any Current Owner, nor any agent, officer, director or any representative thereof, shall during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, accept, approve, encourage, initiate, or respond to the submission of proposals or offers from any person or entity for, (b) participate in any discussions or negotiations pertaining to, or (c) furnish any information to any person or entity, other than the Investor, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or any Subsidiary or a merger, consolidation or business combination involving the Company or any Subsidiary. If the Company, a Subsidiary or any Current Owner receives any unsolicited offer or proposal relating to any of the above, the Company or such Current Owner shall immediately notify the Investor thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal, and provide the Investor with a copy thereof; provided that such offer or proposal is not subject to a Confidentiality Agreement entered into prior to the date hereof.

      6.5 Notification of Certain Matters. The Company shall give prompt notice to the Investor of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Company contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Company or the Subsidiaries to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Company hereunder. The delivery of any notice pursuant to this Section 6.5 shall not, without the express written consent of the Investor, be deemed to (x) modify the representations or warranties hereunder of the Company, (y) modify the conditions set forth in Article VII or (z) limit or otherwise affect the remedies available hereunder to the Investor.

      6.6 Tax Matters. The Company shall pay any transfer, documentary, stamp, registration, or similar Taxes associated with the issuance of the Shares to Investor.

      6.7 ISRA Filing. The Company shall promptly (but in no event less than 21 days prior to the anticipated Closing Date) file with the NJDEP an application requesting that a "letter of non-applicability" be issued with respect to the transactions contemplated herein.

      6.8 HSR Filings. Investor and Company will, as promptly as practicable following the execution and delivery of this Agreement, file with the Federal Trade Commission and the Department of Justice the notification and report forms, if any, required for the transactions contemplated hereby pursuant to the HSR Act requesting, unless otherwise directed by the Investor, early termination of the waiting period under the HSR Act. Any such notification and report forms will be in substantial compliance with the requirements of the HSR Act. Each Party shall furnish to the other Party such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Each Party shall keep the other apprised of the status of any communications with, and inquiries or requests for additional information from, the Federal Trade Commission and Department of Justice. Each of the Investor and the Company shall pay (or reimburse the other for) one half of all filing fees applicable to the notification and report forms filed pursuant to the HSR Act (the "HSR Fees").

      6.9 Reasonable Efforts. In addition to the covenants set forth in Section
6.8 above, each of the Parties agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulation to (a) obtain all consents, approvals or actions of, make all filings with and give all notices to Government Authorities or any other public or private third parties required of the Investor, the Company or any Current Owner to consummate the Transaction and the other matters contemplated hereby, (b) provide such other information and communications to such Government Authorities or other public or private third parties as the other Party or such Government Authorities or other public or private third parties may reasonably request in connection therewith, and (c) consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions hereto.

      6.10 Post Closing Review. For a period of thirty (30) days following the Closing Date, the Investor shall have the right to have its accountants review the statement provided pursuant to Section 7.6(c) and any Contracts, transactions or arrangements with Related Parties existing after the Closing, and the Company and the Subsidiaries shall provide the Investor's accountants with access to all Company and Subsidiary books and records for the purposes of conducting such review.

      6.11 Benefit Matters. On or before the Closing or, if one or more of such actions is not legally or practically possible by such date, then such action(s) that does not occur on or before the Closing, shall occur as soon as possible following the Closing (but in any event within six months after Closing), the Company shall terminate from participation as a participating employer in each of its employee benefit plans, as defined in Section 3(3) of ERISA, each employer that is not a member of the Company's controlled group or a trade or business under common control with the Company, within the meaning of Section 414(b) or (c) of the Code, as determined immediately following the Closing (a "Post-Closing Group Member") and shall terminate as a participant each individual who is not an employee of the Company or a Post-Closing Group Member or a beneficiary of such an employee. In connection with termination of participation of participating employers that are not members of the Post-Closing Group from the Company's employee pension benefits plans, within the meaning of Section 3(2) of ERISA, the Company shall facilitate the spin-off of assets and liabilities to other plans for the benefit of the employees of the terminated employers and in the case of a defined benefit pension plan, the assets spun-off shall include an equitable share of the plan's funding based on the plan's actuarial assumptions used for funding purposes on an ongoing plan basis or such other amount if so required by law.

      6.12 Further Assurances. Following the Closing, each of the Parties shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by the Investor or the Company, as the case may be, to confirm and assure the rights and obligations provided for in this Agreement and render effective the consummation of the transactions contemplated hereby.

                                   ARTICLE VII
                    CONDITIONS TO THE INVESTOR'S OBLIGATIONS

            All obligations of the Investor under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, by the Investor in writing.

      7.1 Representations and Warranties True at the Closing Date. All of the representations and warranties of the Company contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date. All of the representations and warranties of the Current Owners as set forth in Article IV shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      7.2 Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Company or any Current Owner on or before the Closing Date shall have been duly complied with, performed or satisfied on or before such date.

      7.3 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder or limiting or restricting the conduct or operation of the Company or any Subsidiary following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Government Authority or other instrumentality, domestic or foreign, seeking any of the foregoing be pending.

      7.4 Governmental, Regulatory and Other Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Government Authority or any other public or private third parties required by the Company to consummate the Closing and the other matters contemplated hereby shall have been obtained, including, without limitation, the expiration or termination without the objection of any of the relevant federal authorities of all applicable waiting periods (and any extensions thereof) under the HSR Act.

      7.5 Audit. The Company will have delivered audited Year-End Financials (accompanied by an unqualified opinion of the Company's auditors) in a form in all respects materially the same as the draft Year-End Financials (including the notes thereto) provided to Investor on April 5, 2006 and in a form as will enable the Investor or its ultimate parent entity, in its reasonable judgment, to use such audited Year-End Financials to satisfy any disclosure obligations relating to the Transaction arising under applicable securities law or stock exchange regulations. The Company shall also have procured all necessary third party consents to the public disclosure of the audited Year-End Financials by Investor and/or its direct and/or indirect parent entities.

      7.6 Closing Deliveries of the Company. At the Closing, the Company, shall perform and deliver the following, subject to waiver, in part or in full, by the
Investor:

      (a) the Company shall issue and deliver the certificate(s) representing the (the "Shares") Shares pursuant to Section 1.1 hereof, all of which shall be duly authorized and validly issued, fully paid and non-assessable, free and clear of any Encumbrance;

      (b) the Company shall deliver an officer's certificate stating that the representations and warranties of the Current Owners and the Company, as applicable, contained in this Agreement and in any certificate delivered pursuant hereto are true, correct and complete in all respects and that the covenants and other agreements of such Current Owners or the Company, as applicable, required by this Agreement to be complied with, performed or satisfied have been complied with, performed or satisfied in all respects;

      (c) the Company shall deliver an officer's certificate setting forth (i) details of all of the dividends, distributions or other cash and in-kind payments made to any Related Parties by the Company or a Subsidiary since the Balance Sheet Date, (ii) details of all of the dividends, distributions or other cash and in-kinds payments made by any Related Parties to the Company or a Subsidiary since the Balance Sheet Date and (iii) details of all dividends declared on Company Common Stock held by the Current Owners and unpaid as of the Closing;

      (d) the Company shall deliver a certificate of its secretary, setting forth the resolutions of its board of directors and stockholders (or other evidence reasonably satisfactory to the Investor) authorizing the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

      (e) the Company shall deliver a good standing certificate from the jurisdiction of its incorporation, and its certified charter documents, each dated as of a date reasonably close to the date hereof;

      (f) the Company shall deliver all consents, licenses, permits and approvals as set forth on Schedule 3.3, each as required in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the continued conduct of the business of the Company as conducted or proposed to be conducted as of the Closing;

      (g) the Company shall have delivered written unconditional waivers and estoppels from all lenders to the Company or any Subsidiary waiving such lender's rights to mandatory prepayment or to call an event of default (as applicable) as a consequence of the Transaction and all consents required from lenders to the Company and/or any Subsidiary to permit the necessary Subsidiaries of the borrowers pursuant to the debt facility with DNB NORBank ASA to guarantee the debt facility with DNB NORBank ASA;

         (h) the Company shall deliver an opinion of counsel in the form set forth as Exhibit A attached hereto;

         (i) the Company shall have entered into and delivered the Shareholders' Agreement in the form set forth as Exhibit B attached hereto;

         (j) the Company shall have amended its Articles of Incorporation to (i) eliminate all existing rights of first refusal, (ii) establish the Shareholders' Agreement as the controlling instrument regarding corporate governance and (iii) authorize an additional 1,000 shares of common stock of the Company, par value $100 per share, in the form attached hereto as Exhibit C;

         (k) the Company shall have adopted Bylaws in the form attached hereto as Exhibit D; and

         (l) the Guaranty Agreement, dated May 26, 2005 by International Tank Terminals, L.L.C. with AmSouth Bank shall have been terminated and no guarantee involving assets of the Company or any Subsidiary shall have been agreed to in replacement thereof.

         7.7 Closing Deliveries of the Current Owners. At the Closing, each of the Current Owners shall have entered into and delivered the Shareholders' Agreement in the form set forth as Exhibit B attached hereto.

         7.8 ISRA Determination. The Company shall have received a letter of non-applicability from the NJDEP in a form acceptable to Investor.

         7.9      ERISA Conditions.

         (a) The administrator of each defined benefit pension plan subject to the reportable event requirements of Section 4043 of ERISA shall have timely filed all such reports required to be filed prior to the closing under Section 4043 of ERISA, whether required by reason of the transactions contemplated by this Agreement or otherwise, and in the event that a report would be required under Section 4043 of ERISA but for the fact that the reporting requirement has been waived, the Company shall identify the basis for such waiver and shall deliver an opinion of the plan's enrolled actuary that the plan is eligible for such waiver.

         (b) The Company shall have obtained a release of claims from Thomas Coleman and each other participant in the Company's Supplemental Nonqualified Defined Contribution Plan whose benefits under the Supplemental Nonqualified Defined Contribution Plan as calculated by The Principal insurance company have been limited or are likely to be limited in the future by the application of a limitation based on Section 415 of the Code. The release of claims required by the prior sentence shall contain an acknowledgment of the participant that benefits under the Supplemental Nonqualified Defined Contribution Plan as calculated by The Principal insurance company are determined by applying a limitation based on Section 415 of the Code and shall release the Company and each fiduciary of the Supplemental Nonqualified Defined Contribution Plan from any claim to an additional benefit amount based on other than the method used by The Principal.

         7.10 Each of the Company, the Subsidiaries and any Company Group shall have filed all Tax Returns it is or will be required to file with respect to any taxable year beginning before January 1, 2005.

         7.11 After due consultation between the Company and the Investor, the Company shall certify in writing that it is willing and able to meet its reporting obligations to Investor pursuant to this Agreement and the Shareholders' Agreement.

         7.12 The Company shall have used reasonable efforts to locate the minute book for High Horizons, Inc. and the stock certificates evidencing ownership of Bayonne Industries, Inc., East Jersey Railroad & Terminal Company, Inc., and IMTT - Quebec, Inc. In the event that the minute book for High Horizons, Inc., is not located and presented to the Investor for inspection, then Section 3.4(b) hereof shall be deemed to include the same representations with respect to High Horizons, Inc. as are made with respect to St. Rose of Texas, Inc. and St. Rose of Miami, Inc.. In the event that any of the stock certificates mentioned in this Section 7.12 are not located and presented to the Investor for inspection, then the Company shall provide the Investor, for each stock certificate not located, an affidavit of lost share certificate in a form reasonably acceptable to the Investor.


                                  ARTICLE VIII
               CONDITIONS TO THE COMPANY'S AND THE CURRENT OWNERS'
                                  OBLIGATIONS

             All obligations of the Company and the Current Owners under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived, in part or in full, by the Company in writing.

         8.1 Representations and Warranties True at the Closing Date. All of the representations and warranties of the Investor contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         8.2 Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Investor on or before the Closing Date shall have been duly complied with, performed or satisfied on or before such date.

         8.3 No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions contemplated hereunder shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

         8.4 Closing Deliveries of the Investor. At the Closing, the Investor shall perform and deliver the following, subject to waiver, in part or in full, by the Company:

         (a) the Investor shall deliver an officer's certificate stating that the representations and warranties of the Investor contained in this Agreement and in any certificate delivered by the Investor pursuant hereto are true, correct and complete in all respects and that the covenants and other agreements of the Investor required by this Agreement to be complied with, performed or satisfied have been complied with, performed or satisfied in all respects;

         (b) the Investor shall deliver a certificate of its secretary, setting forth the resolutions of its board of directors (or other evidence reasonably satisfactory to the Company) authorizing the execution and delivery of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and certifying that such resolutions have not been amended or rescinded and are in full force and effect;

         (c) the Investor shall have entered into and delivered the Shareholders' Agreement in the form set forth as Exhibit C attached hereto; and

         (d) the Investor shall deliver and pay the Subscription Price in accordance with Section 1.2 hereof at the Closing.


         8.5 Governmental, Regulatory and Other Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Government Authority or any other public or private third parties required of the Investor to consummate the Closing and the other matters contemplated hereby shall have been obtained, including, without limitation, the expiration or termination without the objection of any of the relevant federal authorities of all applicable waiting periods (and any extensions thereof) under the HSR Act.

                                   ARTICLE IX
                                    INDEMNITY

         9.1      Indemnification.

         A.       Indemnification by the Company.

         (a) The Company, covenants and agrees to indemnify, defend, protect and hold harmless the Investor and its officers, directors, employees, stockholders, assigns, successors and subsidiaries (individually, an "Investor Indemnified Party" and collectively, the "Investor Indemnified Parties") from, against and in respect of all Damages (as hereinafter defined) suffered, sustained, incurred or paid by any Investor Indemnified Party, resulting from or arising out of, directly or indirectly: (i) the breach of any representation or warranty made by the Company or the Current Owners set forth in this Agreement or in any other agreement or any inaccuracy in any certificate delivered or provided by or on behalf of the Company in connection with or related to the transactions contemplated by this Agreement, (ii) the nonfulfillment of any covenant or agreement on the part of the Company or the Current Owners set forth in this Agreement or in any agreement or certificate executed and delivered by the Company or the Current Owners pursuant to this Agreement or the transactions contemplated hereby (iii) the participation by persons other than employees of the Company and its subsidiaries in the employee benefit plans, as defined in Section 3(3) of ERISA, sponsored by the Company and its subsidiaries, including without limitation any failure by the Company or the employee benefit plan to comply with applicable laws and regulations that apply to the plan as a result of such participation.

         (b) For purposes of computing the amount payable by the Company to the Investor Indemnified Party with respect to any Damages suffered under Section 9.1A.(a), (i) if Closing does not occur, the amount payable by the Company to the Investor Indemnified Party shall equal the amount of Damages suffered under
Section 9.1A.(a) and (ii) if Closing does occur and acknowledging that such a payment reduces the value of the Company and in turn the value of the Shares owned by the Investor, the Parties have agreed, the Company will pay the Investor the "Make-Whole Amount." The Make-Whole Amount shall be two-times the Damages sustained by the Investor. Set forth on Schedule 9.1A.(b) is an example of the manner in which the Make-Whole Amount is determined.

         B. Indemnification by Investor. The Investor covenants and agrees to indemnify, defend, protect and hold harmless the Company and its officers, directors, employees, Shareholders, assigns, successors and subsidiaries (individually, a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") from, against and in respect of all Damages (as hereinafter defined) suffered, sustained, incurred or paid by any Company Indemnified Party, resulting from or arising out of, directly or indirectly: (i) the breach of any representation or warranty made by the Investor set forth in this Agreement or in any other agreement or any certificate delivered or provided by or on behalf of the Company in connection with or related to the transactions contemplated by this Agreement or (ii) the nonfulfillment of any covenant or agreement on the part of the Investor set forth in this Agreement or in any agreement or certificate executed and delivered by the Investor pursuant to this Agreement or the transactions contemplated hereby.

         9.2 Indemnification Procedures. The terms "Indemnified Party" or "Indemnified Parties", when appearing without the modifying terms "Company" or "Investors", shall refer to whichever Party is then seeking indemnification hereunder. All claims or demands for indemnification under this Article IX ("Claims") against the Party required to provide indemnification hereunder (an "Indemnifying Party") shall be asserted and resolved as follows:

         (a) In the event an Indemnified Party has a Claim against an Indemnifying Party hereunder which does not involve a claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined in Section 9.2(b)) with respect to such Claim to the Company or the Investor, as the case may be. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period (as defined in Section 9.2(b)) that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party. In case the Indemnifying Party shall object in writing to any Claim made in accordance with this Section 9.2(a), the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party. If after such 30-day period there remains a dispute as to any Claims, the Parties shall attempt in good faith for thirty (30) days to agree upon the rights of the respective Parties with respect to each of such Claims. If the Parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both Parties. If no such agreement can be reached after good faith negotiation, either the Indemnified Party or the Indemnifying Party may resolve such claim solely by binding arbitration in accordance with the terms of Section 9.8.

         (b) In the event that any Claim for which the Company would be liable to an Indemnified Party hereunder is asserted by a third party (a "Third Party Claim"), the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Third Party Claim, specifying the nature of such Third Party Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Third Party Claim Notice"). The Indemnifying Party shall have thirty (30) days from the receipt of the Third Party Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes their liability to the Indemnified Party hereunder with respect to such Third Party Claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against such Third Party Claim. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its obligation to indemnify hereunder and desires to defend the Indemnified Party against such Third Party Claim and except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by the Indemnifying Party to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

         (c) Notwithstanding the provisions of Section 9.2(b), if at any time, the Investor or its Affiliates are named as parties to any Third Party Claim, the Investor shall have the right to control or assume (as the case may be) such portion of the defense of any such Third Party Claim as is asserted against it or its Affiliates and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Company hereunder; provided that, if the Company is also named in such Third Party Claim, unless the Company otherwise agrees in writing, the Investor may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Company. If the Investor should elect to exercise its rights under this Section 9.2(c), the Company shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Company. In the event that the Investor proposes to settle any Third Party Claim with respect to which it has exercised its rights under this Section 9.2(c), the Investor shall first obtain the consent of the Company to the terms of such settlement, which consent shall not be unreasonably withheld or delayed. If the Company does not consent to the terms proposed by the Investor for settlement of such Third Party Claim, then the Company's liability for the Damages to Investor related to the arbitration or litigation of such Third Party Claim shall be unlimited, regardless of any limits which would otherwise apply pursuant to Section 9.5 hereof.

         (d) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim prior to the expiration of a particular representation or warranty under Section 9.4 for potential or contingent (but not vague or general) Claims or demands with a reasonable likelihood of occurring provided the Claim Notice sets forth the specific basis for any such potential or contingent Claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a Claim or demand may be made. Such Claim shall survive the expiration of the particular representation or warranty to which it relates. If such Claim has not liquidated or progressed to a lawsuit, and is not otherwise demonstrably progressing toward a lawsuit after the passage of twelve (12) months after its assertion, such Claim shall cease to become indemnifiable. Nothing in this paragraph is intended to modify the schedule upon which indemnification payments are due.

         (e) The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any Liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

         9.3 Priority of Payment. For purposes of payment priority, any amounts that become payable with respect to a Claim shall be paid at the time of but in priority to the payment of any dividends by the Company as set forth in Section 4(g) of the Shareholders' Agreement.

         9.4 Survival of Representations, Warranties and Covenants. Each covenant and agreement contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing and be enforceable until such covenant or agreement has been fully performed. All representations and warranties contained in this Agreement or in any agreement or other document delivered pursuant hereto shall survive the Closing until the second (2nd) anniversary thereof and shall thereafter expire, except that (a) any representation or warranty with respect to which a Claim has been made for a breach thereon prior to the second (2nd) anniversary of the Closing shall survive until such Claim is resolved, and (b) Section 3.12 (Taxes), shall survive until the expiration of the applicable statute of limitations and (c) Sections 3.5 (Capitalization) and 4.4 (Shares), as well as all claims for fraud relating to the representations and warranties contained in this Agreement shall survive without limitation.

         9.5      Limitations on Indemnification.

         (a) There shall be no liability for Damages for breaches of representations and warranties or any other agreement or inaccuracy in any certificate delivered or provided in connection with or related to the transactions contemplated by this Agreement (other than (i) breaches of Sections 3.1, 3.2, 3.5, 3.22, 3.23, and 4.4, 4.5 which are referred to herein as "Fundamental Representations" and (ii) as set forth in Section 9.2(c) ("Refused Settlement Liability")), or covenants or any agreements contained in Article VI hereof (to the extent the breach of such covenant or agreement is not intentional) unless and until the aggregate amount of all Damages for all Claims asserted by the Indemnified Parties exceeds $2,000,000; and then only the amount of Damages that exceed $2,000,000 shall be recoverable by the Indemnified Parties.

         (b) Except with respect to claims relating to Fundamental Representations and Refused Settlement Liability, the aggregate liability including the Make-Whole Amount of the Indemnifying Parties with respect to breaches of representations and warranties, covenants, or any agreement delivered or provided in connection with or related to the transactions contemplated by this Agreement (to the extent the breach of such covenant or agreement is not intentional) or inaccuracy in any certificate shall not exceed $30,000,000.

         (c) Breaches of Fundamental Representations shall be indemnifiable to the full extent of Damages as will any breaches based on fraud; provided that in no event will the indemnifiable amount exceed the Subscription Price.

         9.6 Waiver, Release and Discharge. Effective upon the Closing and except for (i) the payment of the Special Dividend, (ii) the indemnity obligations by the Company in favor of the Current Owners contained in this Agreement and (iii) third party Claims against the Current Owners relating to their ownership in the Company, each Current Owner hereby irrevocably waives, releases and discharges the Company from any and all Liabilities relating to periods prior to the Closing and obligations to the Current Owner of any kind or nature whatsoever, whether in his capacity as a Current Owner hereunder, as a Shareholder, officer or director of the Company or otherwise (including, without limitation, in respect of rights of contribution or indemnification), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising hereunder or under any other agreement or understanding or otherwise at law or equity, and each Current Owner shall not seek to recover any amounts in connection therewith or thereunder from the Company.

         9.7 Characterization of Indemnity Payments for Tax Purposes. Unless otherwise required by applicable law, Investor, the Current Owners and the Company agree to treat any payment made by the Company hereunder to Investor, if related to Damages incurred by the Company (and not by the Investor directly), as an adjustment to the Subscription Price for all Tax purposes, and no Party shall take any position inconsistent with such characterization.

         9.8 Arbitration. The Investor and the Company shall attempt in good faith in the first instance to amicably settle such claim or demand arising under this Article IX. If an amicable settlement cannot be reached within fifteen (15) days after the taking of the steps required by Section 9.2(a) hereof, the matter shall be submitted for arbitration. All disputes arising under this Agreement shall be governed by the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). Arbitration of disputes shall proceed as follows:

         (a) The arbitration shall be heard and determined by three (3) arbitrators. The Company (without input or control by Investor) and the Investor each shall appoint an arbitrator of its choice within fifteen (15) days of the submission of a notice of arbitration. These arbitrators shall in turn appoint a presiding arbitrator of the tribunal within fifteen (15) days following the appointment of such arbitrators. Each of the arbitrators shall have the minimum qualifications set forth below. If the appointed arbitrators cannot reach agreement on a presiding arbitrator of the tribunal and/or one Party fails or refuses to appoint its arbitrator within the prescribed period, the appointment authority for the presiding and/or such Party appointed arbitrator shall be the AAA, who, in each case, shall appoint an independent arbitrator who does not have any financial interest in the dispute, controversy or claim or bear any relationship to either Party. If an arbitrator should die, withdraw or otherwise become incapable of serving, or refuse to serve, a successor arbitrator shall be selected and appointed in the same manner as the original arbitrator.

         (b)      An arbitrator:

                  (i) Cannot be a current director, officer or employee of the Company or Investor or any of their respective Affiliates, or a family member of any person currently serving in such capacity;

                  (ii) Cannot have served as a director, officer or employee of the Company or Investor or any of their respective Affiliates;

                  (iii) Cannot have a direct or indirect material business or other relationship, or be a shareholder, partner, family member or other equity holder of any company or other entity that has a direct or indirect material business or other relationship, with the Company or Investor or any of their respective Affiliates; and

                  (iv) Cannot have a relation referenced in terms (i), (ii) or
(iii) above with any competitor of the Company or Investor or their Affiliates.

         (c) In the resolution of any dispute related to this Agreement, the arbitrator shall be obligated to honor the original intentions of the Parties as evidenced by the plain meaning of the terms and provisions herein.

         (d) The award of the arbitrators shall be final and binding on the Parties and may be enforced by any court of competent jurisdiction.


                                    ARTICLE X
                                   TERMINATION

         10.1     Termination.

         (a) This Agreement may, by notice given on or prior to the Closing Date, in the manner hereinafter provided, be terminated and abandoned at any time prior to the Closing Date:

                  (i) by the Current Owners and the Company if there has been a material misrepresentation or a material default or breach by the Investor with respect to its representations in this Agreement or the due and timely performance of any of the Investor's covenants and agreements contained in this Agreement, and such misrepresentation, default or breach shall not have been cured within ten (10) days after receipt by the Investor of notice specifying particularly such misrepresentation, default or breach;

                  (ii) by the Investor if there has been a material misrepresentation or a material default or breach by the Company or any Current Owner with respect to any of their respective representations in this Agreement or the due and timely performance by the Company or any Current Owner of any of their respective covenants and agreements contained in this Agreement, and such misrepresentation, default or breach shall not have been cured within ten (10) days after receipt by the Company or any Current Owner of notice specifying particularly such misrepresentation, default or breach;

                  (iii) by mutual agreement of the Company, the Current Owners and the Investor;

                  (iv) by either the Current Owner and the Company, on the one hand, or the Investor, on the other, if the Closing shall not have occurred on or before June 30, 2006; provided that the Party seeking to terminate this Agreement shall not because of its breach or violation of any representation, warranty or covenant contained herein have caused the Closing not to have occurred; or

                  (v) by the Current Owner and the Company, on the one hand, or by the Investor, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions by any governmental entity which would make the consummation of the transactions illegal.

         (b) In the event of the termination of this Agreement pursuant to
Section 10.1(a), (i) the Transaction shall be abandoned; (ii) the provisions of
Article IX and this Article X shall remain in full force and effect and survive any termination of this Agreement; and (iii) each Party shall remain liable for any breach of this Agreement prior to its termination.

                                   ARTICLE XI
                                   DEFINITIONS

         11.1 Defined Terms. As used herein, the terms defined below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending on the reference.

         (a) "Affiliate" shall mean as to any Party, any Person which directly or indirectly, is in control of, is controlled by, or is under common control with, such Party, and shall include any Controlled Group Member and any officer or director of such Party. For purposes of this definition, an entity shall be deemed to be "controlled by" a Person if the Person possesses, directly or indirectly, power either to (i) vote ten percent (10%) or more of the securities (including convertible securities) having ordinary voting power or (ii) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a Party who is a natural person, such person's spouse, parents, siblings, ascendants descendants or descendant's spouses or any entity controlled by them or any one of them.

         (b) "BASF Services Agreement" shall mean that certain Services Agreement dated December 2, 2005 between BASF Corporation and IMTT-Geismar.

         (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (d) "Company's Knowledge" means the actual knowledge, at any time up to the Closing Date, that any of Thomas B. Coleman, James J. Coleman, Jr., James Owen Coleman, Richard D. Courtney, Howard W. Streiffer, John Siragusa, David M. Glaviano, George Dale Gibson, Edward Earl "Rusty" Walker, Richard Colin and Richard B. Jurisich, Jr. , currently has or has ever had; provided, that when used in connection with Section 3.18 hereof, Company's knowledge shall also include the actual knowledge of Ridgley Meyers, Douglas Senette, Darryl Daigs, Kenneth B. "Shaw" Thompson III, David F. Baer, Jennifer Brennan, Pierre Pelletier, Marc Dulude, Tom Lambert, Stephen Larsen, George Bress, Tim Roessler, Michael Martino, Robert C. Weaver, Mike Spence, and Ernest Martin.

         (e) "Contract" shall mean any note, bond, mortgage, contract, license, lease, sublease, covenant, commitment, power of attorney, proxy, indenture, purchase and sale orders, or other agreement or arrangement, oral or written, to which the Company is a party or by which the Company or any of its assets or property is bound.

         (f) "Controlled Group Member" shall mean any Person which is or has been a member of a controlled group (as defined in Code Section 412(n)(6) with the Company).

         (g) "Current Owners" shall mean the record owner of the shares of the Company Common Stock, the Voting Trust for Loving Enterprises, Inc. and the beneficial owners of the shares of the Company Common Stock owned by such trust, James J. Coleman, Jr., Peter D. Coleman, Dian C. Winingder and Thomas B. Coleman.

         (h) "Damages" means any and all Liabilities, losses, claims, demands, damages (including punitive damages only to the extent included in a third-party claim), lawsuits, proceedings, penalties, fines, taxes, the net present value of any net reduction in the value of the net operating losses of the Company as of December 31, 2005, interest and costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements); provided, however, that for purposes of determining "the net present value of any net reduction in the value of the net operating losses of the Company," the Parties agree that such net present value shall be computed assuming (i) a discount rate of 13.5 % per annum, (ii) a combined federal and state income tax rate of the Company equal to 41.6%, (unless a manifest error would result) and (iii) that the Company will be conclusively presumed to be able to use the full amount of the Company's net operating losses as set forth in Schedule 3.12(m) to this Agreement for both federal and state income tax purposes as a lump sum in 2010 (unless a manifest error would result), notwithstanding any section 382, SRLY or other limitation, and without regard to the Company's actual income or loss during any period. For purposes of this definition, the reference to any "net" reduction in the present value of the net operating losses of the Company means that verified increases to the net operating loss may also be taken into account, but only to the extent that they increase the net operating loss of the Company as of December 31, 2005. In the event that an adjustment that causes an increase or decrease in the value of the net operating losses of the Company creates a timing difference rather than a permanent difference, the Parties agree that an appropriate adjustment shall be made to take the timing difference into account. For this purpose, an adjustment will be deemed to result in a timing difference if the adjustment that results in an increase or decrease in the net operating losses of the Company in any year prior to 2006 creates a corresponding adjustment that results in an increase or decrease in the depreciation, amortization or other item of loss or deduction of the Company or an increase or decrease in the income or gain of the Company in any subsequent tax period. Damages, as determined under Section 9.1A shall include any Damages incurred at or suffered by the Company. To the extent that the Company suffers Damages, such Damages are deemed allocated to the Investor to the extent of the Investor's ownership of the Company's issued and outstanding shares of capital stock.

         (i) "EBITDA" means the earnings before interest, income taxes, depreciation and amortization of the Company. For the purpose of clarifying this definition, Company shall mean the Company and its Subsidiaries accounted for on a consolidated basis.

         (j) "Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right.

         (k) "Engineering Controls" means any mechanism to contain or stabilize contamination or ensure the effectiveness of a remedial action, including, without limitation, caps, covers, dikes, trenches, leachate collection systems, signs, fences and access controls.

         (l) "Environment" shall mean navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plan and animal life on earth.

         (m) "Environmental Laws" shall mean all laws, ordinances, regulations, codes, orders, judgments, injunctions, awards or decrees relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, medical, toxic or hazardous substances or wastes, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1251 et seq., the Clean Air Act, 42 USC.
Section 7401 et seq., the Federal Insecticide,

Fungicide and Rodenticide Act, 7 USC. Section 121 et. seq., the Occupational Safety and Health Act, 29 USC. Section 651 et. seq., the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts, and all such laws, ordinances, regulations, codes, orders, judgments, injunctions, awards and decrees as are applicable.

         (n) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         (o) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

         (p) "Facility" shall mean collectively the Land, Improvements and Personal Property located at each of the locations identified on Schedule 3.13(a).

         (q) "GAAP" shall mean United States generally accepted accounting principles, consistently applied.

         (r) "Government" shall mean any agency or instrumentality of the United States of America or Canada or any state, province, territory or subdivision thereof and any agency or instrumentality of any of the foregoing.

         (s) "Government Authority" shall mean any court, tribunal, arbitrator, authority (including any quasi-governmental authority), agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, municipal or other political or governmental subdivision.

         (t) "Hazardous Substance" shall mean any toxic waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive substance or waste, or any constituent of any such substance or waste, or as specifically defined by any Environmental Law.

         (u) "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time.

         (v) "IMTT" shall mean the group of companies that are subsidiaries of International Tank Terminals and their sibling Affiliates.

         (w) "Income Tax" means (i) any federal, state, local, or foreign Tax that is based on income, including gross receipts, and including any interest, penalty, or addition thereto, whether disputed or not; (ii) any liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto); and (iii) any liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

         (x) "Income Tax Return" means any report, return, statement, claim for refund, election, declaration, information return or other information with respect to any Income Tax required to be filed, permitted to be filed or actually filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

         (y) "ISRA" means Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.

         (z) "Institutional Controls" means a mechanism used to limit human activities at or near a contaminated site, or to ensure the effectiveness of the remedial action over time, when contaminants remain at a contaminated site in levels or concentrations above the applicable remediation standard that would allow unrestricted use of that property, including, without limitation, structure, land and natural resource use restrictions, well restriction areas and deed notices.

         (aa) "Intellectual Property Rights" shall mean all (i) patents, patent applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith,
(iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, together with all authors' and moral rights, (iv) mask works and registrations and applications for registration thereof, (v) computer software (including, without limitation, source code, object code, macros, scripts, objects, routines, modules and other components), data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, products, processes, techniques, methods, research and development information and results, drawings, specifications, designs, plans, proposals, technical data, marketing plans and customer, prospect and supplier lists and information), (vii) other intellectual property rights, (viii) "technical data" as defined in 48 Code of Federal Regulations, Chapter 1, and (ix) copies and tangible embodiments thereof (in whatever form or medium).

         (bb) "Investor's Knowledge" shall mean the actual knowledge, at any time up to the Closing Date, of Peter Stokes, David Mitchell and Heidi Mortensen.

         (cc) "Liability" shall mean, without limitation, any liability indebtedness, guaranty, endorsement, claim, loss, damage, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

         (dd) "Material" or "Materially," when used either in lower case or upper case in this Agreement, refers to a potential adverse impact on the Company (including any Subsidiary) of at least five hundred thousand dollars ($500,000) with respect to each event, occurrence or condition there being referred to. For the purpose of clarification, a specific event, occurrence, or condition shall be deemed to occur continuously as a single such specific event, occurrence, or condition, regardless of whether it continues through months, quarters, years, or other time periods which would otherwise make possible its division into a series of separate events, occurrences, or conditions. .

         (ee) "Material Adverse Effect" shall mean an adverse effect on the assets, the business or its condition (financial or otherwise), properties, Liabilities, working capital, earnings, or relations with customers which reasonably can be expected to have an impact exceeding i.e. 5% of tangible assets on the Balance Sheet or, 5% of EBITDA as measured for the 2005 fiscal year.

         (ff) "NJDEP" shall mean the New Jersey Department of Environmental Protection.

         (gg) "Order" shall mean any decree, injunction, judgment, order, ruling, writ, quasi-judicial decision or award or administrative decision or award of any federal, state, local, foreign or other court, arbitrator, mediator, tribunal, administrative agency or Governmental Authority to which any Person is a party or that is or may be binding on any Person or its securities, assets or business

         (hh) "Operational Data" shall mean Storage tank lists, American Petroleum Institute ("API") 653 Tank Inspection reports, Pipe pressure test documentation, API 570 Pipe Inspection reports, Cathodic Protection tests and reports, Design Documents, Repair Work Authorizations For Expenditure, Repair Work Contracts and Invoices, and Tank Repair/Reconstruction Certificates (API
653).

         (ii) "Person" shall mean any person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, Government Authority or other entity.

         (jj) "Personal Property" shall mean all furniture, equipment, leasehold improvements, motor vehicles and all other tangible personal property owned or leased by the Company or a Subsidiary.

         (kk) "Release" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into, onto or through the indoor or outdoor Environment or into, through or out of any property, including the movement of Hazardous Substances through or in the air, soil, surface water, ground water or property.

         (ll) "Remedial Action" shall mean all actions, whether voluntary or involuntary, reasonably necessary to comply with Environmental Laws to (i) clean up, remove, treat, cover or in any other way adjust Hazardous Substances in the indoor or outdoor Environment, (ii) prevent or control the Release of Hazardous Substances so that they do not migrate or endanger or threaten to endanger public health or welfare or the Environment or (iii) perform remedial studies, investigations, restoration and post-remedial studies, investigations and monitoring on, about or in any real property.

         (mm) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (nn) "Shareholders' Agreement" shall mean that certain Shareholders' Agreement in the form of Exhibit C hereto.

         (oo) "Special Dividend" shall mean that certain dividend in the amount of One Hundred Million Dollars ($100,000,000) to be declared by the Company with respect to the record owners of Company Common Stock immediately prior to Closing and payable by the Company promptly after Closing.

         (pp) "Tax" or "Taxes" means (i) all federal, state, local, foreign or other tax of any kind whatsoever, including without limitation, all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental , customs duties, capital stock, ad valorem, value added, inventory, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, unclaimed property, escheat, sales, use, transfer, registration, alternative or add-on minimum, or estimated tax, and including any interest, penalty, or addition thereto, whether disputed or not; (ii) all liability for the payment of any amounts of the type described in clause (i) as the result of being (or ceasing to be) a member of an affiliated, consolidated, combined or unitary group (or being included (or required to be included) in any Tax Return related thereto); and (iii) all liability for the payment of any amounts as a result of an express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other person with respect to the payment of any amounts of the type described in clause (i) or clause (ii).

         (qq) "Tax Return" means any report, return, statement, claim for refund, election, declaration, information return or other information with respect to any Tax required to be filed, permitted to be filed or actually filed with a taxing authority, including any schedule or attachment thereto, and including any amendment thereof.

         (rr) "Voting Trust for Loving Enterprises, Inc." shall mean the Voting Trust for Loving Enterprises, Inc. under Agreement dated November 21, 2002 or any successor trust by and among the Current Owners.


                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Current Owners and their respective successors and assigns; provided, however, that the Company, Current Owners and Investor may not make any assignment of this Agreement or any interest herein without the prior written consent of each of the other Parties which will not be unreasonably withheld.

         12.2 Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of New York.

         12.3 Specific Performance; Remedies Not Exclusive. Each Party hereto acknowledges that the other Parties shall be irreparably harmed and that there shall be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement. It is accordingly agreed that, in addition to, but not in lieu of, any other remedies which may be available upon the breach of any such covenants or agreements, each Party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other Parties' covenants and agreements contained in this Agreement. All rights and remedies of the Parties under this Agreement shall be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or applicable law.

         12.4 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however that if such unlawful clause is so material to the Party for whose benefit the clause was originally included so that such Party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be arbitrated pursuant to Section
12.8 hereof.

         12.5 Amendment. This Agreement may be amended, supplemented or modified by execution of an instrument in writing signed by or on behalf of each Party hereto.

         12.6 Waiver. The Company and the Current Owners, on the one hand, and the Investor on the other, may to the extent permitted by applicable law (i) extend the time for the performance of any of the obligations or other acts of the other Parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other Parties hereto contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements of the other Parties hereto contained herein. No such extension or waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party extending the time of performance or waiving any such inaccuracy or non-compliance. No waiver by any Party of any term of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term of this Agreement on any future occasion.

         12.7 Notices. All notices, requests, consents, waivers, and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (a) if personally delivered, upon delivery or refusal of delivery; (b) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (c) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers, or other communications required or permitted to be given hereunder shall be addressed as follows:

         (a)      If to the Investor:

                                MACQUARIE TERMINAL HOLDINGS, LLC
                                125 West 55th St, New York, NY 10019
                                Attention:  David Mitchell
                                Telephone:  1-212-231-1814
                                Facsimile:  1-212-231-1828
         with a copy to:

                                Pillsbury Winthrop Shaw Pittman LLP
                                1650 Tysons Blvd
                                McLean, Virginia 22102
                                Attention:  Craig Chason
                                Telephone:  703-770-7947
                                Facsimile:  703-770-7901

         (b)      If to Current Owners:

                                VOTING TRUST FOR LOVING ENTERPRISES, INC.
                                Thomas B. Coleman
                                James J. Coleman, Jr.
                                Peter D. Coleman
                                Dian Coleman Winingder

                                321 St. Charles Avenue,
                                10th Floor Suite
                                New Orleans, LA 70130
                                Telephone:(504) 586-8300
                                Attention: Richard B. Jurisich, Jr.

                  with a copy to:

                                Coleman, Johnson, Artigues & Jurisich, L.L.C. 321 St. Charles Avenue, 10th Floor Suite
                                New Orleans, LA  70130
                                Telephone:  (504) 586-1979
                                Attention:  Bertrand F. Artigues

         (c)      If to the Company:

                           LOVING ENTERPRISES, INC.
                           321 St. Charles Avenue
                           10th Floor Suite
                           New Orleans, LA 70130
                           Attention:  Richard B. Jurisich, Jr.

                  with a copy to:

                                Coleman, Johnson, Artigues & Jurisich, L.L.C. 321 St. Charles Avenue, 10th Floor Suite
                                New Orleans, LA  70130
                                Telephone:  (504) 586-1979
                                Attention:  Bertrand F. Artigues
         or at such other address or addresses as the Party addressed may from time to time designate in writing pursuant to notice given in accordance with this section.

         12.8 Expenses. All expenses (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) in connection with the transactions contemplated hereby shall be borne by the Party incurring such expenses. Notwithstanding the foregoing, (i) should the Closing not occur due to a breach of this Agreement by the Company or the Current Owners, all third-party expenses of the Investor (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by the Investor in connection with the transactions contemplated hereby shall be borne by the Company; or (ii) should the Closing not occur due to a breach of this Agreement by the Investor, all third-party expenses of the Company and the Current Owners (including, without limitation, financial advisory fees, legal fees and expenses, broker and finder fees, fees and expenses of accountants) incurred by the Company or the Current Owners in connection with the transactions contemplated hereby shall be borne by the Investor. The foregoing reimbursement of expenses shall not be in lieu of any claim for Damages resulting from a Parties breach.

         12.9 Forum. The arbitration proceeding under Section 9.8 shall be held in Delaware. Notwithstanding the foregoing, the Parties shall be entitled to seek injunctive or other equitable relief from any court of competent jurisdiction, without the need to resort to arbitration.

         12.10 Complete Agreement. This Agreement, those documents expressly referred to herein, including all exhibits and schedules hereto, and the other documents of even date herewith embody the complete agreement and understanding among the Parties and supersede and preempt any prior understandings, agreements or representation by or among the Parties, written or oral, which may have related to the subject matter herein.

         12.11 Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, stockholder, employee or partner of any Party hereto or any other Person.

         12.12 Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party hereto.

         12.13 Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transaction contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the Tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other Party as to such Tax consequences.

         12.14 Public Disclosure. No Party shall make any disclosure (whether or not in response to an inquiry of the existence or subject matter of this Agreement) unless previously approved by the other Parties hereto or required by law or otherwise believed by the disclosing party to be necessary to comply with any stock exchange or securities law disclosure requirements.

         12.15 Gender. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings.

         12.16 Headings. The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         12.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed and delivered shall be deemed an original and all of which, taken together, shall constitute the same agreement. This Agreement and any document or schedule required hereby may be executed by facsimile signature which shall be considered legally binding for all purposes.

                  IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed by its officer thereunto duly authorized as of the date first above written.

                               MACQUARIE TERMINAL HOLDINGS, LLC

                               By: Macquarie Infrastructure Company Inc.
                                   (d/b/a Macquarie Infrastructure Company (US))

                               By: /s/ Peter Stokes
                                  _____________________________________________
                               Name:  Peter Stokes
                               Title: Chief Executive Officer


                               LOVING ENTERPRISES, INC.

                               By: /s/ Thomas B. Coleman
                                  _____________________________________________
                               Name:  Thomas B. Coleman
                               Title: Chief Executive Officer


                               CURRENT OWNERS

                               VOTING TRUST FOR LOVING ENTERPRISES, INC.

                               By: /s/ James J. Coleman, Sr.
                                  _____________________________________________
                               Trustee:


                               /s/ Thomas B. Coleman
                               ________________________________________________
                               Thomas B. Coleman


                               /s/ James J. Coleman, Jr.
                               ________________________________________________
                               James J. Coleman, Jr.


                               /s/ Peter D. Coleman
                               ________________________________________________
                               Peter D. Coleman


                               /s/ Dian Coleman Winingder
                               ________________________________________________
                               Dian Coleman Winingder

                                    EXHIBIT A

                               OPINION OF COUNSEL

         Legal Opinion of Coleman, Johnson, Artigues & Jurisich, L.L.C.

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Louisiana. The Company is qualified to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company.

         2. The Current Shareholder is a duly formed and validly existing voting trust under the laws of the State of Louisiana. Set forth on Exhibit A hereto is a true, accurate, and complete copy of the Agreement dated November 21, 2002 establishing the Voting Trust for Loving Enterprises, Inc. (the "Voting Trust").

         3. The Company, the Current Shareholder, and the Beneficial Shareholders have all power, authority and legal capacity to enter into and perform the Transaction Documents, and the Company has all power and authority to own its properties and to carry on its business.

         4. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and other action on the part of the Company and the Current Shareholder, and the Transaction Documents have been duly executed and delivered by each of the Company, the Current Shareholder, and the Current Beneficial Shareholders. Each of the Transaction Documents constitutes the valid and legally binding agreement of the Company, the Current Shareholder, and the Current Beneficial Shareholders, enforceable against each of them in accordance with its terms.

         5. None of the execution, delivery or performance of the Transaction Documents by the Company, the Current Shareholder, or the Current Beneficial Shareholders will conflict with, result in a breach of, or constitute a default under, the Articles of Incorporation of the Company or the Voting Trust.

          6. The Company has duly adopted the Bylaws attached as Exhibit D to the Stock Subscription Agreement in the manner required by law and such Bylaws are the only Bylaws governing the Company. None of the execution, delivery or performance of the Transaction Documents by the Company, the Current Shareholder, or the Current Beneficial Shareholders will conflict with, result in a breach of, or constitute a default under, the Company's Bylaws.

         7. The Company has duly authorized, approved, executed and filed with the Secretary of State of the State of Louisiana (or such other official or regulatory authority as may be required by applicable law) the amendment to its Articles of Incorporation attached as Exhibit C to the Stock Subscription Agreement, such that the authorized capital stock of the Company presently consists of two thousand (2,000) shares of Company Common Stock. Immediately prior to the Closing, one thousand (1,000) shares of Company Common Stock were issued and outstanding. All such issued and outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and non-assessable. Neither the Company's Articles of Incorporation (immediately before the [Amended Articles] were filed with the Louisiana Secretary of State) nor any other agreement to which the Company is a party contain or impose any preemptive or similar rights upon the outstanding shares of capital stock. There are no outstanding conversion or other rights, options, warrants, or other agreements for the purchase or acquisition from the Company, the Current Shareholder, or the Current Beneficial Shareholders of any shares of any of its or their capital stock.

         8. The one thousand (1,000) shares of Company Common Stock that are being purchased by the Investor pursuant to the Stock Subscription Agreement, when issued, sold and delivered in accordance with the terms of the Stock Subscription Agreement for the consideration expressed therein, shall be duly authorized, validly issued and fully paid and non-assessable.

         9. Section 3.4 of the Stock Subscription Agreement, together with
Schedule 3.4 with respect thereto, reflect accurately and completely the Company's ownership of equity interests in any subsidiaries and other entities.

         10. No governmental consents, approvals, authorizations, registrations, declarations, or filings are required for the execution and delivery of the Transaction Documents on behalf of the Company, the Current Shareholder, or the Current Beneficial Shareholders or the consummation by them of the transactions contemplated thereby, except for the observance of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the filing of the amendment to the Company's Articles of Incorporation.

         11. Neither the execution and delivery of the Transaction Documents on behalf of the Company, the Current Shareholder, or the Current Beneficial Shareholders, nor the consummation by it or any of them of the transactions contemplated by the Transaction Documents (a) violates any provision of the Company's Articles of Incorporation, Bylaws, the Voting Trust or other organizational documents in effect on the Closing Date, (b) violates any law applicable to the Company, the Current Shareholder, or the Current Beneficial Shareholders or (c) results in a breach or violation of any material contract, property agreement, lease, or permit.

         12. We do not have knowledge of any action, suit, or proceeding against the Company or any Current Owner that is pending or has been threatened in writing respecting any of the transactions contemplated by the Transaction Documents.

                                    EXHIBIT B

                             SHAREHOLDERS' AGREEMENT

                                    EXHIBIT C

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                           OF LOVING ENTERPRISES, INC.

                  FIRST: The name of this corporation is Loving Enterprises, Inc.

                  SECOND: Its registered office in the State of Louisiana is to be located at __________ and its registered agent at such address is
____________________.

                  THIRD:  The purpose or purposes of the corporation shall be:

                              To engage in any lawful act or activity for
                        which corporations may be formed under the Business Corporation Law of the State of Louisiana.

                  FOURTH: The total number of shares of stock which this corporation is authorized to issue is: two thousand (2000) shares of common stock, par value $100 per share.

                  FIFTH: This Amended and Restated Articles of Incorporation was duly approved and adopted by the Board of Directors of the Corporation and by the holders of the required majority of the outstanding shares of the capital stock of the Corporation entitled to vote thereon.

                  SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Sixth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


                  IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this __ day of ___________, A.D. 2006.



                                       -----------------------------------
                                       Name:

                                    EXHIBIT D

                                     BYLAWS

                                       OF

                            LOVING ENTERPRISES, INC.

                            (A LOUISIANA CORPORATION)



                                       AND



                                     BYLAWS

                                       OF

                               IMTT HOLDINGS, INC.

                            (A DELAWARE CORPORATION)

                                    ARTICLE I

                             SHAREHOLDERS AGREEMENT

                  Where these bylaws are silent, or where there is any conflict, the Shareholders' Agreement dated April 14, 2006, by and among Macquarie Terminal Holdings LLC, a Delaware limited liability company, Loving Enterprises, Inc., a Louisiana corporation, (or its successor in interest ) together with all of its subsidiaries, the Voting Trust for Loving Enterprises, Inc. under the Agreement dated as of November 21, 2002 (or any successor voting trust), and James J. Coleman, Jr., Thomas B. Coleman, Peter D. Coleman and Dian C. Winingder (or any successor voting trust) (the "Shareholders' Agreement") shall govern. The fact that these Bylaws and the Shareholders' Agreement refer to "Shareholders" rather than "Stockholders" shall not have any effect on their interpretation.

                                   ARTICLE II

                               STOCK CERTIFICATES

                  The shares of the corporation may be represented by a certificate or may be uncertificated. Certificates shall be signed by (a) (i) the chairman or vice-chairman of the board of directors, or (ii) the president or vice-president, and (b) (i) the treasurer or an assistant treasurer, or (ii) the secretary or assistant secretary of the corporation. The board of directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE III

                               GENERAL PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors, but in the absence of resolution, the corporation's fiscal year shall end on December 31.

         Section 2. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE IV

                                   AMENDMENTS

                  The Bylaws may be amended according to the terms of the Shareholders' Agreement.


                                      D-2